Exhibit 99.2
INDEPENDENT AUDITORS' REPORT

To the Management Board
Demag Cranes AG
Düsseldorf, Germany

We have audited the accompanying statement of financial position of Demag Cranes AG and subsidiaries (the "Company") as of September 30, 2010, and the related statement of comprehensive income, statement of changes in equity, and cash flow statement for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

The Company omitted financial statements for a preceding comparative period. In our opinion, disclosures of comparative financial statements and related information is required by International Financial Reporting Standards, as promulgated by the International Accounting Standards Board. The omission of comparative financial statements and related information results in an incomplete presentation of the Company's financial statements.

In our opinion, except for the omission of comparative financial statements and related information, as discussed in the preceding paragraph, such financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2010, and the results of their operations and their cash flows for the year then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB).

Deloitte & Touche GmbH
Wirtschaftsprüfungsgesellschaft
Düsseldorf, Germany
October 20, 2011

Demag Cranes AG
Consolidated Financial Statements
for the Financial Year
from 1 October 2009 to 30 September 2010

Table of Contents

Statement of Comprehensive Income	3

Statement of Financial Position	4

Statement of Changes in Equity	5

Cash Flow Statement	6

Notes to the Consolidated Financial Statements	7
1.General Information	7
2.Basis for the Preparation	7
3.New and Revised Standards and Interpretations	7
4.Accounting Policies	9
5.Accounting Estimates and Judgements	16

Notes to the Statement of Comprehensive Income	17
6.Revenue	17
7.Selling, General and Administrative Expenses	18
8.Research and Development Expenses	18
9.Other Operating Income and Other Operating Expenses	18
10.Income from Investments Accounted for Using the Equity Method	18
11.Interest and Similar Income and Interest and Similar Expenses	19
12.Income Tax	19
13.Earnings per Share	20

Notes to the Statement of Financial Position	21
14.Goodwill and Other Intangible Assets	21
15.Property, Plant and Equipment	23
16.Investment Property	24
17.Investments Accounted for Using the Equity Method	24
18.Other Investments	25
19.Trade Receivables and Other Financial Assets	25
20.Other Non-Financial Assets	27
21.Inventories	27
22.Cash and Cash Equivalents	27
23.Shareholders' Equity	27
24.Provisions for Pensions and Similar Obligations	30
25.Other Provisions	32
26.Loans and Borrowings	33
27.Trade Payables and Other Financial Liabilities	34
28.Other Non-Financial Liabilities	34
29.Deferred Tax	34
Other Disclosures	35
30.Cash Flow Statement	35
31.Segment Reporting	36
32.Additional Disclosures on Financial Instruments	38
33.Capital Management	41
34.Contractual Commitments	42
35.Contingencies and Other Obligations	43
36.Related Parties	43
37.Personnel Expenses and Number of Employees	44
42.Events After the Balance Sheet Date	44
Appendices to the Financial Statements	45
43.Subsidiaries, Joint Ventures and Investments as of 30 September 2010	45
45. Mandates	47

Demag Cranes AG
Statement of Comprehensive Income

1 October to 30 September

in EUR thousand	Note	2009/2010
Revenue	6	931,280
Cost of sales		(686,333)
Gross profit		244,947
Selling, general and administrative expenses	7	(185,971)
Research and development expenses	8	(16,886)
Other operating income	9	17,515
Other operating expenses	9	(13,379)
Income from investments accounted for using the equity method	10	3,979
Earnings before interest and tax (EBIT)		50,205
Interest and similar income	11	3,211
Interest and similar expenses	11	(11,559)
Earnings before tax (EBT)		41,857
Income tax	12	(14,098)
Net income after tax		27,759
Of which
attributable to the shareholders of Demag Cranes AG		27,705
attributable to non-controlling interest		54
Effective portion of changes in the fair value of cash flow hedges	23	(90)
Changes in the fair value of available-for-sale financial instruments	23	15
Actuarial losses	23	(25,218)
Differences arising from currency translation	23	13,353
Deferred tax benefit	23	7,693
Net loss recognised directly in equity		(4,247)
Total recognised income and expense		23,512
Of which
attributable to the shareholders of Demag Cranes AG		23,457
attributable to non-controlling interest		54
Earnings per share (in EUR)	13	1.31

Demag Cranes AG
Statement of Financial Position

as at 30 September

Assets
in EUR thousand	Note	2010
Goodwill	14	120,491
Other intangible assets	14	39,388
Property, plant and equipment	15	117,256
Investment property	16	185
Investments accounted for using the equity method	17	21,659
Other investments	18	776
Trade receivables	19	957
Other financial assets	19	1,885
Other non-financial assets	20	1,062
Deferred tax assets	29	35,591
Total non-current assets		339,249
Inventories	21	178,686
Advance payments made		2,394
Trade receivables	19	178,943
Other financial assets	19	2,118
Tax receivables		2,569
Other non-financial assets	20	20,607
Cash and cash equivalents	22	113,423
Total current assets		498,740
Total assets		837,989

Shareholders' Equity and Liabilities
in EUR thousand	Note	2010
Subscribed capital	23	21,173
Additional paid-in capital	23	192,280
Other reserves	23	36,246
Equity attributable to shareholders of Demag Cranes AG	23	249,699
Equity attributable to non-controlling interest	23	1,889
Total equity	23	251,588
Provisions for pensions and similar obligations	24	157,376
Other provisions	25	9,427
Loans and borrowings	26	1,325
Other financial liabilities	27	10,282
Other non-financial liabilities	28	15,569
Deferred tax liabilities	29	3,593
Total non-current liabilities		197,572
Advance payments received		56,776
Other provisions	25	30,296
Loans and borrowings	26	105,321
Trade payables	27	78,933
Other financial liabilities	27	45,018
Tax liabilities		9,444
Other non-financial liabilities	28	63,041
Total current liabilities		388,829
Total shareholders' equity and liabilities		837,989

Demag Cranes AG
Statement of Changes in Equity

	Subscribed capital	Additional paid-in capital	Other reserves					Equity attributable to shareholders of Demag Cranes AG	Equity attributable to non-controlling interest	Total equity
			Retained earnings		Accumulated other comprehensive income
in EUR thousand			Actuarial losses	Other reserves	Cash flow hedges	Available-for-sale financial assets	Differences arising from currency translation
Balance at 1 October 2009	21,173	191,912	(384)	19,229	201	(29)	(6,230)	225,874	1,835	227,709
Dividends paid	–	–	–	–	–	–	–	–	–	–
Share-based payment	–	368	–	–	–	–	–	368	–	368
Transactions with shareholders	–	368	–	–	–	–	–	368	–	368
Total recognised income and expense	–	–	(17,413)	27,705	(201)	14	13,353	23,457	54	23,512
Balance at 30 September 2010	21,173	192,280	(17,797)	46,934	–	(14)	7,123	249,699	1,889	251,588

Further information is provided in Note 23.

Demag Cranes AG
Cash Flow Statement

1 October to 30 September

in EUR thousand	2009/2010
Net income after tax	27,759
Income tax	14,098
Interest and similar income/expenses, net	8,348
Depreciation, amortisation and impairments	21,800
Change in inventories	35,250
Change in trade receivables	(20,840)
Change in trade payables	10,816
Change in advance payments made/received, net	(35,507)
Gain/loss on disposal of assets	327
Income from investments accounted for using the equity method	(3,979)
Dividends received from investments accounted for using the equity method	2,794
Change in other financial/non-financial assets	(2,940)
Change in other financial/non-financial liabilities	(20,162)
Cash flow from operating activities before interest and tax	37,764
Interest received	2,273
Interest paid	(2,745)
Income tax paid	(14,023)
Cash flow from operating activities	23,268
Purchase of intangible assets and property, plant and equipment	(17,203)
Proceeds from disposal of assets	975
Cash flow from investing activities	(16,228)
Repayment of loans and borrowings	(2,368)
Cash flow from financing activities	(2,368)
Effect of foreign exchange rate changes on free cash flow	220
Net increase/decrease in cash and cash equivalents	4,893
Cash and cash equivalents as at 1 October 2009	103,689
Effects of foreign exchange rate changes on cash on hand	4,842
Cash and cash equivalents at 30 September 2010	113,423
Of which restricted	3,006

Further information on the Consolidated Cash Flow Statement is provided in Note 30.

Demag Cranes AG
Notes to the Financial Statements

1. General Information
Demag Cranes AG is a Germany-based listed company. Demag Cranes AG is registered under registration number HRB 54517 in the commercial registry at the Düsseldorf local court. The address of its registered office is Forststrasse 16, 40597 Düsseldorf, Germany.

Demag Cranes AG is divided into three segments: Industrial Cranes, Port Technology, and Services. The business ranges from the development and design of technically advanced cranes and hoists to automated transport and logistics systems for ports, the provision of services relating to these products and the manufacture of high-quality components.

The Management Board of Demag Cranes AG has prepared the Consolidated Financial Statements and submitted them on 29 November 2010 to the Supervisory Board.

2. Basis for the Preparation
The Consolidated Financial Statements of Demag Cranes AG for the financial year 1 October 2009 to 30 September 2010 are prepared in accordance with the International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB) and the Interpretations of the International Financial Reporting Interpretations Committee (IFRIC) applicable at the balance sheet date.

The Statement of Comprehensive Income combines the Income Statement and net income after tax recognised directly in equity. It is prepared using the cost of sales method. Assets and liabilities are presented in the Statement of Financial Position using a current/non-current classification. Certain items in the Statement of Comprehensive Income and the Statement of Financial Position are combined for the sake of clarity. These items are explained in the Notes.

The Consolidated Financial Statements are prepared on a historical cost basis with the exception that derivative financial instruments and available-for-sale financial assets are measured at fair value where this can be reliably determined.

Preparation of the Consolidated Financial Statements requires the use of estimates and assumptions that affect the recognition and measurement of assets and liabilities, the amounts of expense and income items, and disclosures relating to contingent assets and contingent liabilities. Judgements made by the Management Board in applying IFRS and that have a significant effect on the Consolidated Financial Statements are described along with the main estimates whose review may result in material changes in the next financial year in Note 5, "Accounting Estimates and Judgements".

The Consolidated Financial Statements are prepared in euros, the functional currency of Demag Cranes AG. All figures are rounded to the nearest thousand euros unless otherwise stated. All percentages relate to figures stated to the nearest euro. The amount presented for each individual item and total is the figure with the smallest rounding difference. Reported totals may therefore differ slightly from the sum of the individual reported amounts.

3. New and Revised Standards and Interpretations

Standards and Interpretations Effective in Financial Year 2009/2010
Application of the following new or revised standards was required for the first time in financial year 2009/2010:

Amendments to IFRS 1: First-time Adoption of International Financial Reporting Standards and IAS 27:
Consolidated and Separate Financial Statements

The amendments facilitate measurement of the cost of an investment in a subsidiary, jointly controlled entity or associate for first time preparation of separate financial statements of the parent. The amendments to IAS 27 explain the application of the at-cost valuation method of the investment in a subsidiary in the separate financial statements of a parent formed as a result of reorganisation. The amendments have not affected the Company's financial position, financial performance or its earnings per share.

Amendments to IFRS 2: Share-based Payment

The revised standard clarifies the meaning of vesting conditions and the treatment of non-vesting conditions when accounting for share-based payment. It also clarifies the scope of stipulations regarding cancellations. The amendments have not affected the Company's financial position, financial performance or its earnings per share.

Amendments to IFRS 3: Business Combinations and IAS 27: Consolidated and Separate Financial Statements
The main changes relate to the identification and measurement of consideration transferred by the acquirer in a business combination, the measurement of non-controlling interests and accounting for step acquisitions. Contingent consideration must be estimated at the acquisition date for the purchase price allocation. Transaction costs directly attributable to the acquisition are not capitalised as part of the consideration transferred by the acquirer but immediately recognised as expense. The new standard introduces an option of recognising goodwill in connection with any non-controlling interests. Finally, it changes the accounting treatment of step acquisitions. The acquisition date in a step acquisition is deemed to be the date control is achieved. The amendments have not affected the Company's financial position, financial performance or its earnings per share.

Amendments to IFRS 7: Financial Instruments: Disclosures and IFRS 4: Insurance Contracts
The amendments to IFRS 7 require additional disclosures on the measurement of fair values of financial instruments. Specifically, the standard requires disclosure of fair value determination in a three level hierarchy. The revised standard also requires additional disclosures on liquidity risk. The amendments require minor additional disclosures in the Notes to the Consolidated Financial Statements. In all other respects, these amendments have not affected the Company's financial position, financial performance or its earnings per share.

IFRS 8: Operating Segments
The new IFRS 8 Operating Segments replaces IAS 14 Segment Reporting. IFRS 8 introduces the management approach to segment reporting. The previous year's figures for the reportable segments have been restated to reflect operating adjustments. Further information on the effects of IFRS 8 on segment reporting by Demag Cranes AG is provided in Note 31.

Amendments to IAS 1: Presentation of Financial Statements
The main changes relate to the presentation of the income statement or statement of comprehensive income, the statement of changes in equity and in some cases the statement of financial position. All non-owner changes in equity must be presented either in a single statement of comprehensive income or in two statements comprising a conventional income statement and a statement of comprehensive income beginning with profit or loss and displaying components of other comprehensive income. Demag Cranes AG has elected the single statement option. Transactions with shareholders must be presented in the statement of changes in equity separately from comprehensive income. If changes in accounting policy or the correction of errors result in retrospective changes affecting the statement of financial position, a restated statement of financial position must additionally be presented as at the beginning of the earliest comparative period. The amendments have not affected the Company's financial position, financial performance or its earnings per share.

Amendments to IAS 23: Borrowing Costs
Under the revised IAS 23, the option of capitalising borrowing costs as part of the cost of a qualifying asset was eliminated. These borrowing costs must now be capitalised. The amendments have not materially affected the Company's financial position, financial performance or its earnings per share.

Amendments to IAS 32: Financial Instruments: Presentation and IAS 1: Presentation of Financial Statements
The revised IAS 32 and IAS 1 require, in contrast with earlier revisions, the presentation of certain puttable financial instruments in equity together with corresponding disclosures. The amendments have not affected the Company's financial position, financial performance or its earnings per share.

Amendments to IAS 39: Financial Instruments: Recognition and Measurement
The amendments clarify the circumstances in which a hedged risk or a portion of cash flows qualifies for hedge accounting. The amendments have not affected the Company's financial position, financial performance or its earnings per share.

IFRIC 9: Reassessment of Embedded Derivatives and IAS 39: Financial Instruments: Recognition and Measurement
The amendments clarify the treatment of embedded derivatives when a hybrid financial instrument accounted for at fair value through profit or loss is reclassified. The amendments have not affected the Company's financial position, financial performance or its earnings per share.

IFRIC 12: Service Concession Agreements
IFRIC 12 relates to service concessions granted to private-sector operators by government or government agencies in order to provide public services. The Interpretation addresses the accounting treatment of rights and obligations under such agreements for private-sector operators. The Interpretation is not relevant to Demag Cranes AG and consequently has not affected the Company's financial position, financial performance or its earnings per share.

IFRIC 13: Customer Loyalty Programmes
IFRIC 13 addresses accounting for loyalty award credits granted to customers on buying goods or services. Specifically, it stipulates how the consideration paid by customers is allocated between the goods or services and the loyalty credits and when the portion allocated to the loyalty credits is recognised as revenue. The Interpretation is not relevant to Demag Cranes AG and consequently has not affected the Company's financial position, financial performance or its earnings per share.

IFRIC 14: IAS 19: The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction
IFRIC 14 explains the circumstances in which economic benefits from a pension plan are considered to be available to the entity. The Interpretation also addresses how the measurement of defined benefit pension plan assets or liabilities is affected by a statutory or contractual minimum funding requirement. It clarifies to what extent such a requirement restricts the availability of economic benefits and whether the requirement triggers recognition of a liability. The Interpretation has had no effect on the Company's financial position, financial performance or on its earnings per share.

IFRIC 16: Hedges of a Net Investment in a Foreign Operation
IFRIC 16 addresses specific issues in connection with accounting for hedges of a net investment in a foreign operation. The issues clarified include the nature of the entity's currency risks to be hedged, the amount to be hedged and the recognition of any foreign exchange gains on disposal of the foreign operation. The Interpretation has had no effect on the Company's financial position, financial performance or on its earnings per share.

Annual Improvements
In May 2008, the IASB issued its first set of annual improvements to various standards with the aim of removing inconsistencies and clarifying wording. Transitional provisions apply for the standards affected. The amendments, which are effective for annual periods beginning on or after 1 January 2009, have not affected the Company's financial position, financial performance or its earnings per share.

Standards and Interpretations Effective in Later Financial Years
A number of new International Financial Reporting Standards were issued during financial year 2009/2010. These are effective for future periods and Demag Cranes AG has not elected to adopt them early.

Amendments to IFRS 1: First-time Adoption of International Financial Reporting Standards and IFRS 7:
Financial Instruments: Disclosures
The amendments exempt first-time adopters of IFRS from the comparative disclosures on the determination of fair value and on liquidity risk required by IFRS 7. The amendments are not relevant to Demag Cranes AG and will consequently have no effect on the Company's financial position, financial performance or its earnings per share.

Amendments to IFRS 1: First-time Adoption of International Financial Reporting Standards
The revised IFRS 1 introduces exemptions for first-time adopters of IFRS in the oil and gas industry. The amendments are not relevant to Demag Cranes AG and will consequently have no effect on the Company's financial position, financial performance or its earnings per share.

Amendments to IFRS 1: First-time Adoption of International Financial Reporting Standards
The revised IFRS 1 aims to clarify the first-time adoption of IFRS. The amendments are not relevant to -Demag Cranes AG and will consequently have no effect on the Company's financial position, financial performance or its earnings per share.

Amendments to IFRS 2: Share-based Payment
The amendments clarify accounting by subsidiaries for group cash-settled share-based payment transactions. The amendments are currently expected to have no effect on the Company's financial position, financial performance or its earnings per share.

Amendments to IAS 24: Related Party Disclosures and IFRS 8: Operating Segments
The definition of a related party has been revised to simplify the application of IAS 24. The amendments also simplify disclosure requirements for government-related entities. These changes have resulted in amendments to IFRS 8. Demag Cranes AG is currently assessing the effects of the new standard on its financial position and financial performance.

Amendments to IAS 32: Financial Instruments: Presentation
The amendments to IAS 32 clarify how the rules on classification of rights issues other than in the issuer's functional currency are applied. The amendments are not relevant to Demag Cranes AG and will consequently have no effect on the Company's financial position, financial performance or its earnings per share.

Amendments to IFRIC 14: Prepayments of a Minimum Funding Requirement
The Interpretation addresses accounting for prepayments of a minimum funding requirement on a defined benefit plan. It allows such prepayments to be recognised as assets. The Interpretation is not relevant to Demag Cranes AG and will consequently have no effect on the Company's financial position, financial performance or its earnings per share.

IFRIC 15: Agreements for the Construction of Real Estate
IFRIC 15 addresses the recognition of revenue for real estate sales executed before construction is complete. The Interpretation is not relevant to Demag Cranes AG and will consequently have no effect on the Company's financial position, financial performance or its earnings per share.

IFRIC 17: Distributions of Non-cash Assets to Owners
IFRIC 17 clarifies the accounting treatment of distributions of non-cash assets. The Interpretation is not relevant to Demag Cranes AG and will consequently have no effect on the Company's financial position, financial performance or its earnings per share.

IFRIC 18: Transfers of Assets from Customers
IFRIC 18 clarifies the accounting treatment in instances where an entity receives from a customer an item of property, plant and equipment (or cash to construct such an item) that the entity must then use to connect the customer to a network or to provide the customer with ongoing access to a supply of goods or services. Demag Cranes AG expects that first-time application will have no material effect on the Company's financial position, financial performance or its earnings per share.

IFRIC 19: Extinguishing Financial Liabilities with Equity Instruments
The Interpretation clarifies the accounting treatment in instances where an entity renegotiates a financial liability with a creditor and issues equity instruments to extinguish the financial liability. The Interpretation is not relevant to Demag Cranes AG and will consequently have no effect on the Company's financial position, financial performance or its earnings per share.

Annual Improvements
As part of its annual improvements project, the IASB amended various standards in April 2009 with the aim of -removing inconsistencies and clarifying wording. Transitional provisions apply for the standards affected. The amendments are effective for annual periods beginning on or after 1 January 2010. Demag Cranes AG does not expect that applying the amendments will have a material effect on the Company's financial position, financial performance or its earnings per share.

4. Accounting Policies
The following accounting policies are consistent with the methods applied in the previous financial year.

Subsidiaries
The Consolidated Financial Statements for the year ended 30 September 2010 incorporate the Financial Statements of Demag Cranes AG and 37 domestic and foreign subsidiaries.

Subsidiaries are companies that are controlled by Demag Cranes AG, meaning that Demag Cranes AG, by virtue of holding a majority of their voting rights or through other means, has the power to govern their financial and operating policies so as to obtain benefits from their activities. Subsidiaries are consolidated from the date Demag Cranes AG obtains control and cease to be included in the Consolidated Financial Statements when control is lost. The results of subsidiaries acquired and disposed of during the year are included in the Statement of Comprehensive Income from the effective date of acquisition and up to the effective date of disposal.

The Consolidated Financial Statements are prepared on the basis of uniform accounting policies. All intra-group transactions, balances, income and expenses are eliminated in full on consolidation.

Non-controlling interests in the net assets (excluding goodwill) of consolidated subsidiaries are identified separately from the equity attributable to shareholders of Demag Cranes AG. The same item includes net income and in each component of comprehensive income related to non controlling interests. This allocation of annual changes in net assets is made even if it results in the non-controlling interests having a deficit balance.

Investments in subsidiaries that are of minor overall significance to the presentation of the financial position and financial performance of the Group are measured at cost less any impairments and accounted for under other investments as investments in associates.

All subsidiaries of Demag Cranes AG as at 30 September 2010 are listed after the Notes.

Interests in Joint Ventures
Demag Cranes AG includes one joint venture (MHE-Demag (S) Pte. Ltd., Singapore) in its Consolidated Financial Statements. A joint venture is a contractual arrangement whereby Demag Cranes AG and other parties directly or indirectly undertake an economic activity that is subject to joint control.

The Group's investment in the joint venture is accounted for in the Consolidated Financial Statements using the equity method.

Under the equity method, the interest in a joint venture is initially recognised in the Consolidated Statement of Financial Position at cost. The carrying amount is subsequently increased or decreased by changes in Demag Cranes AG's share of the net assets of the joint venture after the date of acquisition and by any impairment of its interest in the joint venture. Transactions with the joint venture are eliminated in proportion with Demag Cranes AG's interests in it. Losses of the joint venture that exceed Demag Cranes AG's interest in the joint venture are provided for only to the extent that Demag Cranes AG has incurred legal or constructive obligations to cover them. The joint venture's financial year is the calendar year. The figures included are based on consolidated interim financial statements whose reporting date is one month earlier.

The profit or loss from investments accounted for using the equity method reported in the Statement of Comprehensive Income is Demag Cranes AG's share of profit or loss from the joint venture.

The joint venture is shown in the list of subsidiaries, joint ventures and investments as at 30 September 2010, after the notes.

Currency Translation
The Consolidated Financial Statements are prepared in euros, the functional currency of Demag Cranes AG. The financial statements of foreign companies included in the Consolidated Financial Statements are prepared in local currency, which is the functional currency of the companies concerned. Transactions in currencies other than the applicable functional currency are translated at the spot exchange rate prevailing at the date of the transaction. Monetary items (such as payables and receivables) denominated in foreign currencies are translated into the functional currency at the spot exchange rate prevailing on the balance sheet date. Non-monetary items are translated at historical exchange rates. Exchange differences arising on the translation of balance sheet items into the functional currency are recognised under other operating income or under other operating expenses. Gains and losses on foreign currency transactions relating to financing activities are recognised in "Interest and Similar Income" and "Interest and Similar Expenses".

The financial statements of foreign Group member companies included in the Consolidated Financial Statements with functional currencies other than the euro are translated from local currency into the Group presentation currency (euros). The assets and liabilities of foreign subsidiaries are translated using the exchange rates prevailing at the balance sheet date. Equity items are translated at the historical exchange rates prevailing at their recognition date. Income and expenses are translated at the average exchange rates for the period. Net gains or losses arising on currency translation are reported in equity as a net amount under "Accumulated other comprehensive income". On disposal of a foreign operation, any accumulated net gains or losses are reclassified to profit or loss. The exchange differences as at 30 September 2010 mainly relate to the Group's companies in the USA, the United Kingdom, South Africa, the Czech Republic and China.

The exchange rates used for major currencies in the Consolidated Financial Statements are as follows (in foreign currency units per euro):

Country	ISO code	Exchange rate prevailing on the balance sheet date 30 September	Average exchange rate for the period 1 October bis 30 September
		2010	2009/2010
USA	USD	1.36020	1.35704
UK	GBP	0.86120	0.86986
South Africa	ZAR	9.45050	10.14393
Czech Republic	CZK	24.60499	25.55195
China	CNY	8.97999	9.24899
Switzerland	CHF	1.33070	1.42903
Brazil	BRL	2.29510	2.40248
India	INR	60.63000	62.74303

Revenue and Income Recognition
Revenue from the sale of goods is recognised when the significant risks and rewards of ownership of the goods have transferred to the buyer, the amount of revenue can be measured reliably, and it is probable that the economic benefits associated with the transaction will flow to the Group. Revenue from the sale of goods subject to installation where installation is a significant part of the contract is not recognised until the goods have been delivered to the customer and installed. Revenue from the sale of spare parts is recognised on delivery. In multiple-element sales transactions, Demag Cranes AG applies separate recognition criteria to revenue from the sale of goods and revenue from rendering services. Revenue from rendering services is recognised, subject to the satisfaction of recognition criteria, by reference to the stage of completion of the transaction at the balance sheet date. In certain instances involving revenue from construction contracts, profit is recognised on a percentage of completion basis. Demag Cranes AG determines the percentage of completion for this purpose according to contract costs incurred to date as a percentage of total contract costs (the cost-to-cost method). Expected contract losses are recognised as an expense in the period in which estimated total contract costs are found to exceed total contract revenues. Revenue is reported after deducting any trade discounts and rebates.

Rentals from investment properties and other operating leases are recognised under other income in profit or loss on a straight-line basis over the duration of the tenancy. Any premium paid for an operating lease is allocated to accounting periods as part of total lease income.

The portion of the gain or loss on a hedging instrument that is determined to be an effective cash flow hedge is initially recognised directly in equity and is reclassified to revenue in profit or loss when the forecasted transaction occurs. The ineffective portion of cash flow hedges is recognized immediately in profit and loss.

Dividend revenue on investments is recognised when the right to receive payment is established. Interest revenue is recognised in the amount of the effective yield on invested capital. The effective yield is the rate of interest required to discount the stream of future cash receipts expected over the life of a financial asset to equate to the net carrying amount of the asset.

On disposal of an asset, any difference between the proceeds from the sale and the carrying amount is recognised in profit and loss.

Cost of Sales
The cost of sales reported in the Statement of Comprehensive Income consists of all costs directly attributable to the production process. These include direct material, direct labour, indirect costs such as depreciation and impairments of production plant and production-related intangible assets, write-downs on inventories, and production-related administrative overheads as appropriate.

Research and Development Expenses
Research expenses are recognised in the period in which they are incurred.

Expenditures are incurred for development activities when research findings or other knowledge are applied to a plan or design for the production of new or substantially improved products or processes. An intangible asset arising from development is recognised if the outcome is technically and commercially feasible, it is considered probable that the product or process to be developed will generate future economic benefits, and Demag Cranes AG has adequate resources to complete the development. Development expenditures recognised as an intangible asset include direct material, direct labour and allocated overhead. Other development expenses are recognised as expense when incurred. Further information is provided in Note 8.

Capitalised development expenses are presented in the Statement of Financial Position net of cumulative amortisation and impairments. Development expenses recognised as assets are amortised on a straight-line basis over the estimated period in which products based on the intangible asset will be marketed. Demag Cranes AG subjects internally generated intangible assets to annual impairment testing during the development phase and at other times only when there are indications of impairment. Development costs capitalised in the financial year are stated in Note 14.

Tax
Current tax assets and liabilities for the current and prior periods are measured at the amount expected to be re-covered from or paid to the taxation authorities, using the tax rates that have been enacted by the end of the reporting period. Current tax relating to items recognised directly in equity is likewise recognised directly in equity.

Deferred tax is accounted for using the temporary difference approach. It is measured by applying the applicable tax rate to temporary differences between the carrying amounts of assets and liabilities in the Statement of Financial Position and the tax bases used in the computation of taxable profit for each company. The applicable tax rate is the rate prevailing at the balance sheet date or the rate expected to apply when the temporary differences reverse, based on tax laws that have been enacted or substantively enacted by the balance sheet date.

Deferred tax assets are only recognised to the extent that it is probable that there will be sufficient taxable profits against which to utilise the benefits. The carrying amount of deferred tax assets is reviewed at each balance sheet date and adjusted to reflect any change in the probability that the benefits can be utilised. The carrying amount of each deferred tax asset is reviewed at each balance sheet date and is reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the deferred tax asset to be utilised. Any unrecognised deferred tax assets are reassessed at each balance sheet date and recognised to the extent that it has become probable that future taxable profit will be available to allow the deferred tax asset to be recovered. Deferred tax liabilities are recognised for all taxable temporary differences.

Deferred tax liabilities are not recognised for taxable temporary differences resulting from the initial recognition of goodwill or the initial recognition of another asset or liability in a transaction which is not a business combination and, at the time of the transaction, affects neither taxable profit nor net income. Deferred taxes are not recognised for taxable temporary differences associated with investments in subsidiaries and associates or with interests in joint ventures if it is probable that the temporary difference will not reverse in the foreseeable future, if the Company is able to control the timing of the reversal, or if it is not probable that sufficient taxable profits will be available against which a loss arising on reversal of the temporary difference can be utilised.

Demag Cranes AG offsets tax assets and tax liabilities if it has a legally enforceable right to do so relating to income taxes levied by the same taxation authority.

Further information on deferred taxes is provided in Note 29.

Value-added tax refundable by or payable to the taxation authority is accounted for by Demag Cranes AG as part of other non-financial assets and other non-financial liabilities, respectively.

Goodwill and Negative Goodwill
Goodwill arising on acquisition is the excess of the consideration transferred to achieve control, the fair value of any previously held interests in the acquiree and the amount measured for any non-controlling interest over the remeasured net assets of the acquiree. Goodwill is subsequently measured at cost less any accumulated impairment losses.

For the purpose of impairment testing, which is done at least annually, Demag Cranes AG allocates goodwill to the cash-generating units - the three segments - that are expected to reap synergies from the business combination. On disposal of part of a cash-generating unit to which goodwill has been allocated, the attributable amount of goodwill is included in the determination of the profit or loss on disposal. Goodwill recognised on acquisition of an investment accounted for using the equity method is included in the carrying amount of the Group's investment and is not assessed for impairment separately. Further information on impairment testing in accordance with IAS 36 is provided in Note 14.

If Demag Cranes AG's share in the acquired assets and liabilities of a subsidiary exceeds the cost of the business combination, Demag Cranes AG, after reassessing the amounts, recognises the excess (negative goodwill) immediately in profit or loss.

Other Intangible Assets
Other intangible assets comprise patents, trademarks, software, service agreements, technology, customer relations, supplier relations and capitalised development projects.

Separately acquired intangible assets are recognised at cost less accumulated amortisation and accumulated impairment losses. Intangible assets acquired by Demag Cranes AG in a business combination are initially recognised at fair value at the acquisition date. Expenditures for internally generated intangible assets are capitalised if the criteria for recognition of an asset are satisfied. Subsequent expenditures for intangible assets are added to the carrying amount of the intangible asset if, and only if, it substantially increases the future economic benefits embodied in the asset and the cost can be reliably estimated. Borrowing costs that are directly attributable to a qualifying asset form part of the cost of that asset. All other expenditures in connection with intangible assets are immediately recognised in profit or loss.

Intangible assets with finite useful lives are amortised on a straight-line basis over the period of any contractual rights or the period over which they are expected to be used, whichever is shorter. Demag Cranes AG additionally -reviews such assets at least annually for indications of impairment.

Estimated useful lives of intangible assets:

Useful life
Patents, licences and similar rights	5 years
Capitalised development projects	5 years
Trademarks	Indefinite
Software	3 years
Service agreements	6 years

Intangible assets with indefinite useful lives are not amortised. Instead, Demag Cranes AG tests such assets at least annually for impairment. Trademarks are not amortised if they are established trademarks and there is no foreseeable limit to their useful lives.

Estimated useful lives are reviewed at each year-end and changed if necessary. Changes in accounting estimates are applied prospectively in profit and loss in accordance with IAS 8.

Intangible assets are derecognised on disposal or when no future economic benefits are expected for Demag Cranes AG. The gain or loss arising from the derecognition of an intangible asset is determined as the difference between the net disposal proceeds, if any, and the carrying amount of the asset. It is recognised in profit or loss in the period of disposal.

Changes in other intangible assets are presented in Note 14.

Property, Plant and Equipment
Property, plant and equipment consists of land, land rights and buildings, including buildings on third-party land, plant and machinery, prepayments and assets under construction, tools and equipment, and other assets.

Property, plant and equipment is carried at cost less any accumulated depreciation and any accumulated impairment losses. The revaluation method is not used. Expenditures for major repairs and servicing work increases the carrying amount of an item of property, plant and equipment if it is probable that the additional economic benefits resulting from the work will flow to Demag Cranes AG and the cost can be reliably estimated. Demolition, removal, restoration and recultivation expenses for which Demag Cranes AG recognises provisions also form part of the cost of property, plant and equipment. Borrowing costs that are directly attributable to a qualifying asset form part of the cost of that asset. All other expenses, such as for maintenance or modernisation, are recognised immediately in profit or loss.

Parts of an item of property, plant and equipment with a cost that is significant in relation to the total cost of the item and a useful life significantly different to that of other parts are depreciated separately.

Depreciation is charged on a straight-line basis over the useful life of an item of property, plant and equipment. Demag Cranes AG estimates the useful lives as follows:

Useful life
Factory and office buildings	25 to 33 years
Other buildings	8 to 50 years
Plant and machinery	5 to 12 years
Tools and equipment	3 to 10 years
Vehicles	5 to 8 years
IT equipment and hardware	3 to 5 years

Estimated useful lives and depreciation methods are reviewed at each year-end and changed as necessary. Changes in accounting estimates are applied prospectively in profit and loss in accordance with IAS 8.

Items of property, plant and equipment are derecognised on disposal (e.g. sale, scrapping or demolition) or when no future economic benefits are expected for Demag Cranes AG. The gain or loss arising from the derecognition of an item of property, plant and equipment is determined as the difference between the net disposal proceeds, if any, and the carrying amount of the asset. It is recognised in profit or loss in the period of disposal.

Investment Property
The investment property item consists of one site and one building held to earn rentals and/or for capital appreciation.

Investment property is measured at cost less any accumulated depreciation and any accumulated impairment losses (cost model). Depreciation is recognized consistent with the property, plant and equipment policy. Rental income is recognised as other operating income in the Statement of Comprehensive Income and depreciation as other expenses.

Investment property is derecognised on disposal or when the investment property is permanently withdrawn from use and no future economic benefits are expected from its use.

Impairment of Non-Current Non-Financial Assets
Demag Cranes AG assesses at least at each balance sheet date whether there is any indication that goodwill, other intangible assets, property, plant and equipment and investment properties are impaired. If any such indication exists, the asset is tested for impairment.

Goodwill, other intangible assets with indefinite useful lives and intangible assets which are not yet available for use at the balance sheet date are also tested for impairment at each balance sheet date irrespective of whether there is any indication that they are impaired. If the recoverable amount of an asset or the cash-generating unit to which it belongs is less than its carrying amount, the difference is recognised in profit or loss as an impairment loss. An impairment loss recognised for a cash-generating unit is first allocated to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro rata on the basis of the carrying amount of each asset in the unit. If there is an indication that an impairment may no longer exist, Demag Cranes AG remeasures the recoverable amount. If this exceeds the carrying amount of the asset or cash-generating unit, the impairment loss is reversed up to a maximum of cost less any accumulated depreciation or amortisation. Impairment losses recognised for goodwill are not reversed.

Other non-current assets are tested for impairment if there is any indication that the assets are impaired or that an impairment loss recognised in prior periods may no longer exist. An impairment loss recognised in prior periods is reversed if, and only if, there has been a change in the estimates used to determine the asset's recoverable amount since the last impairment loss was recognised. The increased carrying amount attributable to a reversal of an impairment loss may not exceed the recoverable amount or the carrying amount that would have been determined, net of amortisation or depreciation, had no impairment loss been recognised in prior years. A reversal of an impairment loss is recognised in profit or loss.

Leasing
Leases that transfer to Demag Cranes AG (as lessee) substantially all the risks and rewards incidental to ownership of an asset are classified as finance leases. At the commencement of the lease term, finance leases are recognised as assets at amounts equal to the fair value of the leased property or, if lower, the present value of the minimum lease payments. The future lease payments are recognised in the Statement of Financial Position under loans and borrowings.

Lease payments are apportioned in accordance with the effective interest method between the finance charge and the reduction of the outstanding liability so as to produce a constant periodic rate of interest on the remaining balance of the liability. Interest expenses are recognised in interest and similar expenses.

Lease payments under an operating lease are recognised as an expense on a straight-line basis over the lease term unless another allocation to periods is more representative of the time pattern of Demag Cranes AG's benefit from the use of the leased asset. Contingent payments under an operating lease are recognised as an expense in the period in which they are incurred. The benefit of incentives to enter into an operating lease is recognised as a reduction of rental expense over the lease term, on a straight-line basis unless another systematic basis is more representative of the time pattern of Demag Cranes AG's benefit from the use of the leased asset.

Inventories
Inventories are measured at the lower of cost and net realisable value. "Acquisition cost" is measured according to the moving average method and "manufacturing costs" is measured according to the standard cost method. Costs of conversion include direct production costs such as direct material and direct labour, and allocated production overheads including depreciation on factory buildings and equipment. Borrowing costs that are directly attributable to a qualifying asset form part of the cost of that asset. Inventory write-downs include appropriate deductions for long holding periods and obsolescence.

Construction Contracts
Construction contracts that meet the criteria in IAS 11 are accounted for using the percentage-of-completion method. The percentage of completion is normally determined according to contract costs incurred to date as a percentage of expected contract cost (the cost-to-cost method). Where the outcome of a construction contract cannot be measured reliably, revenue is recognised only to the extent of contract costs incurred that it is probable will be recoverable (the zero-profit method). The gross amount due from or to customers for contract work is presented under trade receivables or trade payables as appropriate. The gross amount due is equal to cost incurred plus recognised profits, less any recognised losses and progress billings up to a maximum of work performed. Amounts paid by customers in excess of amounts due are reported in liabilities as advance payments received. Any anticipated contract losses are recognised immediately in full in profit or loss. Further information is provided in Note 19.

Financial Instruments
A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity. Demag Cranes AG recognises a financial instrument in the Statement of Financial Position when it becomes a party to the contractual provisions of the instrument. Financial instruments are recognised and derecognised on the settlement date.

There were no reclassifications of financial instruments during the year under review.

Primary Financial Instruments
Financial assets and financial liabilities are initially recognised at fair value plus directly attributable transaction costs, except financial instruments at fair value through profit or loss, which are recognised at fair value without transaction costs. Financial assets not at fair value through profit or loss are tested at each balance sheet date for impairment. The fair value of financial instruments traded on organised markets is determined using the quoted price on the balance sheet date. If Demag Cranes AG has financial instruments for which there is not an active market, their fair value is determined by using a valuation technique. Subsequent measurement is performed in accordance with the classification of financial instruments based on the following categories:

Held to Maturity

This category consists of financial assets quoted in an active market with fixed or determinable payments and fixed maturity and which Demag Cranes AG has the intention and ability to hold to maturity. Financial assets held to maturity are measured at amortised cost using the effective interest method, less any impairment losses. Demag Cranes AG does not have any financial instruments classified as held to maturity.

Loans and Receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. This category mainly consists of trade receivables and cash and cash equivalents. These are measured at amortised cost using the effective interest method less accumulated impairment losses. Receivables that carry no interest or that bear an off-market interest rate are measured at the discounted present value of future cash receipts. Loans and receivables are derecognised upon settlement.

At Fair Value Through Profit or Loss

This category contains two subcategories: held for trading and designated as at fair value through profit or loss. These assets are measured at fair value. Changes in their fair value are recognised in profit or loss. The held for trading subcategory contains the fair value of currency and interest rate derivatives (further information is provided in Notes 19, 27 and 32). Demag Cranes AG has no financial instruments in the "designated as at fair value through profit or loss" category.

Financial Assets Available For Sale

This category encompasses all financial assets which, based on objective criteria, are not classified in any other IAS 39 category or which Demag Cranes AG has designated as available for sale. Available-for-sale financial assets at Demag Cranes AG mainly consist of long-term securities and associates. Long-term securities are measured at fair value. Gains and losses arising from changes in their fair value are recognised directly in equity under available-for-sale financial assets, except for impairment losses and foreign exchange gains and losses on monetary items, which are recognised directly as income or expense in profit or loss. When the assets are derecognised, the cumulative gain or loss previously recognised in equity is recognised in profit or loss. Associates are measured at cost less any accumulated impairment losses as their fair value cannot be reliably determined. Further information on this category is provided in Notes 18 and 32.

Financial Liabilities Measured at Amortised Cost

Financial liabilities in this category are measured using the effective interest method, recognising the interest expense in accordance with the effective interest rate for the period. At Demag Cranes AG, the category is comprised of loans and borrowings (Notes 26 and 32), trade payables and a portion of other financial liabilities (Notes 27 and 32).

Derivative Financial Instruments
Hedging is used to manage interest and exchange rate risk. The hedging instruments used by Demag Cranes AG mainly consist of foreign exchange contracts and interest rate swaps.

All derivative financial instruments are accounted for as financial assets or financial liabilities and measured at fair value at the balance sheet date. Changes in the fair value of derivative financial instruments are normally recognised as income or expense in profit or loss, with the exception that the portion of the gain or loss on a derivative that is determined to be an effective cash flow hedge is recognised directly in equity. The ineffective portion is recognised immediately in profit or loss. The gains or losses recognised in equity are reclassified to profit or loss in the same period or periods during which the forecasted transaction generates the hedged cash flows. If the hedge of a forecasted transaction results in the recognition of a non-financial asset or a non-financial liability, the gains and losses recognised in equity comprise the cost of the asset or liability on initial recognition. If hedge accounting is discontinued (for example, because a hedging instrument expires or is otherwise terminated without replacement or rollover into another hedging instrument, or the hedge no longer meets the criteria for hedge accounting), the cumulative gain or loss recognised in equity remains separately in equity until the forecasted transaction or firm commitment occurs. If the forecasted transaction is no longer expected to occur, the cumulative gain or loss recognised in equity is reclassified to profit or loss. Where Demag Cranes AG uses a derivative financial instrument as a fair value hedge, gains and losses on the hedging instrument and the hedged item are recognised in profit or loss. When the hedging instrument terminates or no longer meets the criteria for hedge accounting, the adjustment to the carrying amount of the hedged item attributable to the hedged risk is reversed to profit or loss on that date. Derivatives to which hedge accounting is not applied are given the same accounting treatment as the"at fair value through profit or loss" category.

Impairment of Financial Assets
Financial assets classified as loans and receivables or available for sale are tested for impairment at each balance sheet date. A financial asset is impaired if there are indications that Demag Cranes AG may not recover part of its initial investment and the present value of the future cash flows or the fair value of the financial asset is less than its carrying amount. On an available-for-sale equity instrument, a significant or prolonged decline in the fair value of the financial instrument below its cost is to be considered objective evidence of impairment. Financial assets are assessed for impairment individually or on a portfolio basis. Demag Cranes AG recognises allowances as appropriate for all identifiable credit risks. The remaining credit risk from financial instruments corresponds to their carrying amounts. The impairment loss on a financial instrument measured at amortised cost is the difference between the asset's carrying amount and the present value of estimated future cash flows from the asset discounted at its original effective interest rate. An impairment loss directly reduces the carrying amount of all affected financial instruments except for trade receivables, where impairment losses are recognised through an allowance account. When a trade receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are accounted for by reversing the allowance account to profit or loss.

If in a subsequent period the fair value of an available-for-sale financial instrument other than an equity instrument increases and the increase can be objectively related to an event occurring after the impairment loss was recognised, the impairment loss is reversed through profit or loss and any amount in excess of amortised cost is recognised directly in equity. Impairment losses recognised in profit or loss for an investment in an equity instrument classified as available for sale are not reversed. Any increase in fair value after recognition of an impairment loss is recognised directly in equity.

Derecognition of Financial Instruments
A financial asset is derecognised when the contractual rights to the cash flows from the asset expire or it is transferred to another party with all the risks and rewards of ownership. If on formal transfer of a financial asset Demag Cranes AG neither transfers nor retains substantially all the risks and rewards of ownership and retains control of the transferred asset, it continues to recognise the financial asset to the extent of its continuing involvement and recognises as a liability any obligations created in the transfer. If Demag Cranes AG retains substantially all the risks and rewards of ownership of a transferred financial asset, it continues to recognise the asset and recognises a secured loan for the consideration received.

Demag Cranes AG derecognises a financial liability when, and only when, the underlying obligation is discharged, cancelled or expires.

Financial Instruments: Other Investments
The other investments item consists of two sub-items - associates and long-term securities - and is classified as available for sale. Long-term securities are measured at fair value. This is determined by prices quoted in an active market. Unrealized gains and losses arising from changes in fair value are recognised directly in equity, taking into account any deferred tax. On disposal, the cumulative gain or loss previously recognised directly in equity is recognised in profit or loss. The appropriate classification of securities is determined on purchase and reviewed at each balance sheet date. There were no reclassifications in the year under review.

Investments in associates are measured at cost less accumulated impairment losses, as their fair value cannot be reliably determined. There were no indications of impairment in the year under review.

Further information on the other investments item is provided in Note 18.

Financial Instruments: Trade Receivables
Trade receivables are classified in the loans and receivables category. They are initially recognised at fair value plus -directly attributable transaction costs and subsequently measured at amortised cost using the effective interest method, less accumulated impairment losses. Non-current receivables are measured at the present value of the estimated future cash flows discounted at the effective interest rate.

Financial Instruments: Other Financial Assets
Other financial assets, other than derivative financial instruments, are measured at amortised cost less accumulated impairment losses. These assets are classified in the loans and receivables category. The measurement of derivative financial instruments is explained in a separate section (Derivative Financial Instruments).

Financial Instruments: Cash and Cash Equivalents
Cash and cash equivalents include cash on hand and in banks, bank deposits with up to one-day notice and securities with a residual maturity of up to three months at the acquisition date. These holdings are classified in the loans and receivables category. Demag Cranes AG measures cash and cash equivalents at amortised cost.

Share-Based Payment
Demag Cranes AG has an equity-settled share-based payment scheme (Matching Stock Program) for executives and managerial employees. The amount of the equity-settled payment obligation is the fair value of the options at the grant date. This is independently assessed by a valuation specialist using a Monte Carlo simulation. Demag Cranes AG recognises share-based payments in personnel expenses on a straight-line basis over the vesting period with a matching increase in additional paid-in capital.

Pension Obligations
Pension obligations consist of defined contribution and defined benefit plans. Contributions to defined contribution plans are recognised as an expense in profit or loss in the year employees have rendered service entitling them to pension benefits.

The present value of the obligation under defined benefit plans is measured separately for each plan using the projected unit credit method, based on the estimated amount of benefit employees have earned up to the balance sheet date. Demag Cranes AG obtains an actuarial valuation to determine the amount of its obligation each year. Demag Cranes AG's net obligation is determined by subtracting the fair value of plan assets from the present value of the defined benefit obligation. The discount rate used is the yield at the balance sheet date on senior corporate bonds with maturities approximating the duration of the benefit. Experience adjustments and changes in actuarial assumptions over time can result in differences between the actual and expected benefit obligation and the actual and expected return on plan assets. The resulting actuarial gains and losses are recognised directly in equity (in retained earnings) and presented separately in the Statement of Comprehensive Income. If plan benefits are subsequently increased, the share of the present value of the increased benefits that relates to employees' past service (the past service cost) is recognised as expense on a straight-line basis over the period until the benefits become vested. The past service cost for benefits that are vested immediately is recognised immediately in profit or loss.

Other Provisions
Other provisions are recognised if at the balance sheet date Demag Cranes AG has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Where the time value of money is material, provisions are recognised at the discounted present value of the expected amount of the obligation. The discount rate used is a pre-tax rate that reflects current market assessments of the time value of money and the cash flow risk of the liability. If it is virtually certain that the amount of a provision will be reimbursed by an identifiable third party, the reimbursement is recognised as a separate asset. Provisions for the estimated cost of product warranties are recognised when products are sold. Restructuring provisions are recognised when a detailed formal restructuring plan has been drawn up and announced to the parties affected. Changes in estimates are recognised prospectively in profit or loss in accordance with IAS 8. No provision is recognised for costs that need to be incurred to operate in the future. Provisions for onerous contracts are recognised as soon as it is apparent that the unavoidable costs of meeting the obligations under the contract exceed the economic benefits expected to be received under it.

Financial Instruments: Loans and Borrowings
Interest-bearing loans and borrowings are initially recognised at fair value plus transaction costs incurred on inception. Subsequent to initial recognition, interest-bearing loans and borrowings are measured at amortised cost, with the difference between the initial amount and the repayment amount being recognised as interest expense over the loan term using the effective interest method. The gain or loss arising from extinguishment and derecognition of a financial liability is recognised immediately in profit or loss.

Financial guarantee contracts are initially measured at fair values plus any transaction costs directly attributable to their issue. They are subsequently measured at the higher of the amount of the provision measured in accordance with IAS 37 and the amount initially recognised less cumulative amortisation.

Financial Instruments: Trade Payables
Trade payables are financial liabilities that Demag Cranes AG measures at amortised cost using the effective interest method.

Financial Instruments: Other Financial Liabilities
Other financial liabilities mainly consist of derivative financial instruments, both in designated hedging relationships and otherwise. Their measurement is explained in a separate Derivative Financial Instruments section.

Contingent Liabilities
A contingent liability is a possible obligation that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events, or a present obligation where it is possible but not probable that an outflow of resources embodying economic benefits will be required to settle the obligation or the amount of the obligation cannot be measured with sufficient reliability.

5. Accounting Estimates and Judgements
The preparation of financial statements in conformity with IFRS requires the use of estimates and assumptions that affect the amount of assets and liabilities and disclosures for contingent assets and liabilities at the balance sheet date and the amount of income and expenses during the reporting period. Actual amounts may differ from these estimates. The estimates and assumptions are based on experience and other factors considered relevant in measuring carrying amounts where these are not readily apparent from other sources. Demag Cranes AG reviews the estimates and underlying assumptions on an ongoing basis. Revisions to accounting estimates are recognised in the period in which an estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

In the preparation of the Consolidated Financial Statements, the Management Board of Demag Cranes AG used estimates and assumptions relating to material items as follows:

Assessment of the Need to Recognise Impairments and Measurement of the Amount of Any Impairment Loss

Demag Cranes AG assesses at each reporting date whether there is any indication that assets are impaired. To test for impairment, an asset's or cash-generating unit's recoverable amount is compared with its carrying amount. The recoverable amount is fair value less costs to sell or value in use, whichever is higher. Demag Cranes normally measures the recoverable amount on the basis of fair value less costs to sell. In estimating fair value less costs to sell, management makes assumptions regarding expected future cash flows from each asset or cash-generating unit, using appropriate discount rates. The recoverable amount of trademarks in other intangible assets is determined using the relief from royalty method. Impairment testing has confirmed the carrying amounts of goodwill and trademarks.

Estimated Useful Lives

Useful lives are based on estimates. The estimated useful lives of intangible assets, property, plant and equipment and investment property are reviewed at each year-end. As in the previous year, the review has not identified any need to alter the estimated useful life of any asset.

Recognition and Measurement of Development Expenses

Development expenses are capitalised if the recognition criteria in IAS 38 are satisfied. Initial recognition is based on management estimates. For this purpose, management makes assumptions concerning the size of expected future cash flows, the applicable discount rates and the period over which expected future benefits will be generated. Development expenses are amortised over the expected useful life of the asset from the point at which it is able to be used. EUR thousand 1,983 in development expenses were capitalised in financial year 2009/2010. Impairment testing of capitalised development expenses did not result in recognition of any impairment losses in financial year 2009/2010. Further information on the impairment of capitalised development expenses is provided in Note 14.

Accounting for Pensions and Similar Obligations

Demag Cranes AG uses actuarial valuations in the measurement of pensions and similar obligations. These valuations are made on the basis, among other things, of expected returns on plan assets, future salary increases, future pension increases and mortality. Due to their long-term nature, these estimates are subject to material uncertainty. The provision for pensions and similar obligations amounted to EUR thousand 157,376 at the balance sheet date. Further information is provided in Note 24.

Accounting for Restructuring Provisions

The size of the restructuring provision is based on management's best estimate. Changes in estimates may become necessary as the restructuring plan takes on substance and is implemented. Restructuring provisions amounted to EUR thousand 8,692 at 30 September 2010. Further information is provided in Note 25.

Other Personnel-Related Obligations and Partial Retirement Obligations

Recognition and measurement of partial-retirement obligations and other personnel-related obligations likewise involve estimates and assumptions regarding the expected timing and amount of utilization. Factors include biometric data used in calculations, workforce turnover and employee participation in partial retirement arrangements. Other personnel-related obligations totalled EUR thousand 46,375 at the balance sheet plus EUR thousand 13,503 relating to partial retirement. Further information is provided in Note 28.

Share-Based Payment

In determining the fair value of equity instruments, Demag Cranes AG applies a suitable valuation technique (Monte Carlo simulation) that reflects the conditions of its share-based payment plan. The variables incorporated in the valuation model and the fair values of equity instruments are presented in Note 23.

Deferred Tax Assets

Deferred tax assets are recognised for tax loss carryforwards to the extent that it is probable that there will be taxable profits permitting their utilisation. Their measurement requires estimates as to the timing and amount of taxable profits against which they can be utilised. At 30 September 2010, the net carrying amount of deferred tax assets recognised for tax loss carryforwards amounted to EUR thousand 15,960. Further information is provided in Note 29.

All estimates and assumptions are based on the best available information and the objective of achieving a fair presentation of the financial position, financial performance and cash flows of Demag Cranes AG. Due to the -uncertainty associated with estimates and assumptions, actual results may differ from the reported amounts.

Notes to the Statement of Comprehensive Income

6. Revenue

1 October to 30 September
in EUR thousand	2009/2010
Industrial Cranes segment	440,759
Port Technology segment	189,923
Goods and spare parts sold	630,682
Services segment	300,598
Total	931,280

Revenue from the sale of goods denominated in foreign currencies is cash flow hedged using foreign currency derivatives and includes net gains or losses on those derivatives.

Further information on revenue by segment and by region is contained in the segment reporting section (Note 31).

7. Selling, General and Administrative Expenses

1 October to 30 September
in EUR thousand	2009/2010
Selling expenses	(126,435)
General and administrative expenses	(59,536)
Total	(185,971)

Selling expenses include agents' commissions, marketing and advertising expenses, and outbound freight for deliveries to end customers. General and administrative expenses consist of expenses not attributable to development and production or to sales.

8. Research and Development Expenses

1 October to 30 September
in EUR thousand	2009/2010
Incurred research and development expenses	(17,384)
Amortisation	(1,485)
Impairments	–
Capitalised development expenses	1,983
Total	(16,886)

The incurred research and development expenses sub-item contains all expenses for research and development activities in the period. The amortisation relates to capitalised development expenses.

Detailed information on capitalised development expenses, amortisation and impairments is given in Note 14 (Goodwill and Other Intangible Assets).

9. Other Operating Income and Other Operating Expenses

1 October to 30 September
in EUR thousand	2009/2010
Foreign exchange gains	11,130
Gains on disposal of assets	51
Income from reversal of other provisions	1,505
Other insurance benefits	3,072
Other	1,757
Other operating income	17,515
Foreign exchange losses	(10,245)
Losses on disposal of assets	(379)
Expenses relating to insurance benefits	(2,053)
Other	(703)
Other operating expenses	(13,379)

10. Income from Investments Accounted for Using the Equity Method
EUR thousand 3,979 of income from investments accounted for using the equity method in the Statement of Comprehensive Income is from the 50-percent share of MHE-Demag (S) Pte. Ltd., Singapore, held by Demag Cranes & Components GmbH, Wetter, Germany.

11. Interest and Similar Income and Interest and Similar Expenses

1 October to 30 September
in EUR thousand	2009/2010
Interest on current accounts and term deposits	1,824
Measurement of interest rate swaps at fair value	114
Expected return on plan assets	824
Other	448
Interest and similar income	3,211
Interest on senior credit facility	(1,444)
Interest expenses on pension provisions	(7,639)
Interest expenses on non-current liabilities	(685)
Amortisation of debt issuance costs	(487)
Measurement of interest rate swaps at fair value	–
Other	(1,304)
Interest and similar expenses	(11,559)

12. Income Tax
The 30.7 percent income tax rate for domestic companies consists of corporate tax of 15.0 percent plus the supplementary 5.5 percent solidarity surcharge calculated thereon and German trade tax at an average of 14.9 percent.

Current and deferred tax at foreign companies is computed on the basis of local tax rates.

Income tax for financial year 2009/2010 is made up as follows:

1 October to 30 September
in EUR thousand	2009/2010
Current income tax
Germany	(2,563)
Other countries	(10,018)
Subtotal	(12,581)
Deferred tax
Germany	(1,978)
Other countries	461
Subtotal	(1,517)
Total	(14,098)

The reported income tax differs from expected income tax expense based on the 30.7 percent aggregate German income tax rate for the following reasons:

1 October to 30 September
in EUR thousand	2009/2010
Earnings before tax (EBT)	41,857
Group tax rate (%)	30.7
Expected income tax expenses	(12,850)
Differences due to foreign tax rates	1,371
Additions/deductions due to German trade tax	(44)
Effects of losses carried forward/valuation allowances	173
Tax-free income	1,696
Non-deductible expenses	(1,191)
Effects of changes in income tax rates	(47)
Income tax of prior years	(1,988)
Permanent differences	1,639
Other	(2,857)
Current income tax	(14,098)
Effective tax rate (%)	33.7

13. Earnings per Share

1 October to 30 September
2009/2010
Net income attributable to shareholders of Demag Cranes AG (in EUR thousand)	27,705
Weighted average number of shares outstanding	21,172,993
Earnings per share (in EUR)	1.31

There is no dilutive effect as no potential shares were in circulation in the financial year 2009/2010. Diluted earnings per share and basic earnings per share are therefore the same.

Notes to the Statement of Financial Position

14. Goodwill and Other Intangible Assets

	Goodwill	Trademark	Patents	Capitalised development (in progress)	Capitalised development (completed)	Software	Other intangible assets	Total
in EUR thousand
Cost
Balance at 1 October 2009	120,424	27,846	15,099	643	17,372	27,701	2,178	211,263
Additions from acquisitions	–	–	–	–	–	1,575	–	1,575
Additions from internal development	–	–	–	1,983	–	–	–	1,983
Disposals	–	–	–	–	–	(2,411)	–	(2,411)
Reclassifications	–	–	–	–	–	112	(47)	65
Exchange differences	67	–	–	–	–	258	85	410
Balance at 30 September 2010	120,491	27,846	15,099	2,625	17,372	27,236	2,216	212,885
	Goodwill	Trademark	Patents	Capitalised development (in progress)	Capitalised development (completed)	Software	Other intangible assets	Total
in EUR thousand
Amortisation and Impairments
Balance at 1 October 2009	–	(85)	(15,055)	–	(14,683)	(18,510)	(1,899)	(50,232)
Amortisation	–	–	(4)	–	(1,485)	(3,362)	(119)	(4,970)
Impairments	–	–	–	–	–	–	–	–
Disposals	–	–	–	–	–	2,411	–	2,411
Reclassifications	–	–	–	–	–	(32)	32	–
Exchange differences	–	–	–	–	–	(140)	(75)	(215)
Balance at 30 September 2010	–	(85)	(15,059)	–	(16,168)	(19,634)	(2,060)	(53,006)

Carrying Amounts
Balance at 1 October 2009	120,424	27,761	44	643	2,689	9,191	279	161,031
Balance at 30 September 2010	120,491	27,761	40	2,625	1,204	7,603	155	159,879

Goodwill
Demag Cranes AG tests goodwill for impairment annually at the segment level. Goodwill is allocated to segments as follows:

30 September
in EUR thousand	2010
Industrial Cranes	15,592
Port Technology	8,266
Services	96,633
Total	120,491

As there is no active market in which to determine the fair value of the segments, Demag Cranes AG assesses goodwill allocated to them for impairment by reference to their discounted expected future operating cash flows less estimated two percent costs to sell (fair value less costs to sell). These cash flows are estimated over the detailed planning period on the basis of the medium-term plan for the Group, which has a five-year planning horizon. Key factors incorporated into the planning model include trends in exchange rates, relevant markets, and costs of production, selling and marketing, and administration. These take into account general market forecasts alongside current trends and past experience. Beyond the medium-term planning horizon, net cash flows are projected to remain unchanged and are not multiplied by a growth factor. The weighted average cost of capital used to discount future cash flows over the detailed planning period is, on a post-tax basis, 7.6 percent for the Industrial Cranes and Services segments and 7.1 percent for the Port Technology segment, and on a pre-tax basis 10.6 percent for the Industrial Cranes and Services segments and 9.6 percent for the Port Technology segment.

As in the previous year, the impairment tests performed in financial year 2009/2010 confirmed the existing carrying amounts of goodwill.

Other Intangible Assets
EUR thousand 39.388 of other intangible assets item in the Statement of Financial Position is comprised of trademarks, patents, capitalised development costs for development in progress and completed development, software, and sundry other intangible assets.

Development expenses for development in progress totalling EUR thousand 1.983 were capitalised for a new model range in financial year 2009/2010. This was accounted for by the Port Technology segment.

Impairment testing in financial year 2009/2010 did not result in recognition of any impairment losses.

As in the previous year, there were no impairment reversals in financial year 2009/2010.

Trademarks with indefinite useful lives are tested annually for impairment. The recoverable amount against which the carrying amount is compared is measured at fair value using the relief from royalty method. The future cash flows are discounted at a post-tax discount rate of 7.6 percent in the Industrial Cranes and Services segments and 7.1 percent in the Port Technology segment. The imputed license fee is 0.5 percent of budgeted revenue using the trademark. The carrying amounts of trademark assets in each segment are as follows:

30 September
in EUR thousand	2010
Industrial Cranes	10,623
Port Technology	9,747
Services	6,891
Total	27,261

An additional EUR thousand 500 relates to the Demag brand.

As in the previous year, impairment testing of trademarks did not result in the recognition of impairment losses.

Amortisation and impairments of other intangible assets are divided between items in the Statement of Comprehensive Income as follows:

	1 October to 30 September
in EUR thousand	2009/2010	Of which impairments
Cost of sales	(921)	–
Research and development expenses	(1,667)	–
Selling, general and administrative expenses	(2,382)	–
Total	(4,970)	–

15. Property, Plant and Equipment

	Land	Buildings and leasehold improvements	Plant and machinery	Other plant	Prepayments and assets under construction	Property, plant and equipment under finance leases	Total

in EUR thousand
Cost
Balance at 1 October 2009	24,279	65,964	97,321	35,952	7,037	133	230,685
Additions	–	2,934	3,704	4,438	2,568	–	13,645
Disposals	(11)	(8)	(351)	(1,005)	(1,181)	(59)	(2,614)
Reclassifications	–	113	4,407	28	(4,613)	–	(65)
Exchange differences	305	959	1,298	1,018	114	–	3,694
Balance at 30 September 2010	24,574	69,962	106,379	40,431	3,925	74	245,345
	Land	Buildings and leasehold improvements	Plant and machinery	Other plant	Prepayments and assets under construction	Property, plant and equipment under finance leases	Total

in EUR thousand
Depreciation and Impairments
Balance at 1 October 2009	(1,032)	(29,211)	(54,449)	(25,964)	–	(112)	(110,768)
Amortisation	–	(3,416)	(9,224)	(3,821)	(360)	(9)	(16,830)
Impairments	–	–	–	–	–	–	–
Disposals	–	6	321	916	–	59	1,302
Reclassifications	–	9	(8)	–	–	–	–
Exchange differences	–	(442)	(653)	(696)	(3)	–	(1,793)
Balance at 30 September 2010	(1,032)	(33,054)	(64,013)	(29,565)	(363)	(62)	(128,089)

Carrying Amounts
Balance at 1 October 2009	23,247	36,753	42,872	9,988	7,037	21	119,917
Balance at 30 September 2010	23,542	36,908	42,366	10,866	3,562	12	117,256

No impairments on buildings and leasehold improvements were recognised in financial year 2009/2010.

There were no impairment reversals on property, plant and equipment in financial year 2009/2010.

Depreciation and impairments of property, plant and equipment are divided between items in the Statement of Comprehensive Income as follows:

	1 October to 30 September
in EUR thousand	2009/2010	Of which impairments
Cost of sales	(14,380)	–
Research and development expenses	(77)	–
Selling, general and administrative expenses	(2,374)	–
Total	(16,830)	–

Prepayments and Assets under Construction
The prepayments and assets under construction consist of the following:

30 September
in EUR thousand	2010
Factory building fire control	542
Paint facility	540
Overhead travelling cranes for a new factory	509
Flame-cutting machine	187
Rotor turning machine	173
Complete blade server system	170
Tape virtualisation back-up system	166
MSH modules	161
Lathes	144
Gear grinders	–
Harbour crane	–
Parking garage refurbishment	–
Milling machines	–
Other	971
Total	3,562

16. Investment Property

	Land	Building	Total

in EUR thousand
Cost
Balance at 1 October 2009	178	7	185
Transfer to/from property, plant and equipment	–	–	–
Disposals	–	–	–
Exchange differences	4	1	5
Balance at 30 September 2010	182	8	190

Depreciation and Impairments
Balance at 1 October 2009	–	(4)	(4)
Amortisation	–	(1)	(1)
Impairments	–	–	–
Disposals	–	–	–
Exchange differences	–	–	–
Balance at 30 September 2010	–	(5)	(5)

Carrying Amounts
Balance at 1 October 2008
Balance at 30 September 2009
Balance at 1 October 2009	178	3	181
Balance at 30 September 2010	182	3	185

As in the previous year, rentals included under other operating income in the Statement of Comprehensive Income for the reporting period and the attributable operating expenses each amounted to less than EUR thousand 50.

Based on the immateriality of the investment property and in the absence of indications that the fair value differs significantly from the carrying amount, Demag Cranes AG refrained from determining the fair value at the balance sheet date.

17. Investments Accounted for Using the Equity Method
Investments accounted for using the equity method relate in their entirety to the shareholding in MHE-Demag (S) Pte. Ltd., Singapore ("MHE-Demag"). Demag Cranes AG's share in the profit of MHE-Demag for financial year 2009/2010 is EUR thousand 3,979. Revenue in financial year 2009/2010 includes EUR thousand 16,319 in supplies to MHE-Demag. The income from the investments accounted for using the equity method included in the Statement of Comprehensive Income is explained in Note 10 (Income from Investments Accounted for Using the Equity Method).

The table below contains financial information on MHE-Demag which represents the 50 percent ownership interest indirectly held by Demag Cranes AG:

31 August
in EUR thousand	2010
Revenue*	48,396
Net income after tax*	3,979
Non-current assets	5,547
Current assets	37,726
Non-current liabilities	–
Current liabilities	20,899
Liabilities and shareholders’ equity	21,659

* 1 September 2009 – 31 August 2010.

18. Other Investments

	Investments in associates	Long-term securities	Total
in EUR thousand
Cost
Balance at 1 October 2009	40	711	751
Additions	10	–	10
Change in fair value	–	15	15
Disposals	–	–	–
Balance at 30 September 2010	50	726	776

19. Trade Receivables and Other Financial Assets

	September 30, 2010
in EUR thousand	Current	Non-current	Total
Trade receivables	185,606	1,246	186,852
Trade receivables from associates and joint ventures	4,572	–	4,572
Derivative financial instruments	1,117	–	1,117
Receivables from employees	609	–	609
Other	394	1,885	2,279
Gross	192,299	3,130	195,429
Impairments	(11,238)	(289)	(11,527)
Net	181,061	2,842	183,903

The current trade receivables are mostly receivables with country-specific maturities on which no interest is charged.

The non-current trade receivables are for supplies to customers due between one to five years. Interest is charged on these at market rates.

Receivables with a nominal value of EUR thousand 4,998 were sold during the financial year resulting in the derecognition of EUR thousand 4,748. The proceeds came to EUR thousand 4,547.

Derivative financial instruments mainly consist of derivatives with positive fair values of EUR thousand 1,117 that are not used for hedging purposes.

Trade receivables past due at 30 September 2010 before allowance losses recognised on a collective basis:

30 September
in EUR thousand	2010
Gross carrying amount	191,424
Individual impairments	(9,343)
Trade receivables	182,082
Of which at the balance sheet date neither impaired
nor past due	139,229
up to 30 days past due	24,285
31 to 60 days past due	5,951
61 to 90 days past due	2,603
91 to 180 days past due	3,014
181 to 360 days past due	2,035
over 360 days past due	2,401

Allowance losses totalling EUR thousand 9,343 were individually recognised on trade receivables with a gross carrying amount of EUR thousand 11,906.

With regard to trade receivables neither past due nor covered by an allowance, there was no indication at the balance sheet date that debtors will not meet their payment obligations.

Allowance losses on trade receivables and other financial assets have changed as follows:

	2009/2010
in EUR thousand	Total	Of which specific allowances
Balance at 1 October	(13,101)	(10,477)
Additions	(2,958)	(2,803)
Reversals	3,110	2,426
Drawings	1,790	1,790
Exchange differences	(367)	(280)
Balance at 30 September	(11,527)	(9,345)

Allowance losses totalling EUR thousand 9,345 were individually recognised on trade receivables and other financial assets with a gross carrying amount of EUR thousand 195,429. Trade receivables that were individually assessed and did not reveal any indication of a necessary write-down were grouped into receivables with similar credit risk characteristics and collectively assessed for impairment based on historical loss experience. This resulted in the recognition of allowance losses on a collective basis totalling EUR thousand 2,182. The receivables with specific allowances are distributed over a large number of different customers. Receivables are monitored by the individual Group member companies.

Detailed information on financial instruments is provided in Note 32.

Construction contracts in progress at the balance sheet date:

30 September
in EUR thousand	2010
Construction costs incurred	8,096
Plus recognised profits	4,039
Less anticipated losses	–
Progress billings	(12,135)
Total	–

As a result of progress billings, Demag Cranes AG has no amounts receivable or payable due under construction contracts. Revenue from construction contracts came to EUR thousand 12,171 in financial year 2009/2010, com-prising EUR thousand 11,197 in the Industrial Cranes segment and EUR thousand 974 in the Services segment. There were no portions of unpaid customer receivables subject to retention rights at the balance sheet date.

20. Other Non-Financial Assets

	September 30, 2010
in EUR thousand	Current	Non-current	Total
Other tax receivables	9,517	–	9,517
Prepayments	3,251	1,043	4,294
Deferred charges	4,530	–	4,530
Other	3,310	1,092	4,402
Gross	20,607	2,135	22,742
Impairments	–	(1,073)	(1,073)
Net	20,607	1,062	21,669

The carrying amounts of other non-financial assets approximate their fair values.

Impairment losses on other non-financial assets have changed as follows:

2009/2010
in EUR thousand	Total	Of which specific allowances
Balance at 1 October	(1,073)	(1,073)
Additions	–	–
Reversals	–	–
Drawings	–	–
Exchange differences	–	–
Balance at 30 September	(1,073)	(1,073)

21. Inventories

30 September
in EUR thousand	2010
Materials and supplies	40,963
Work in progress	127,413
Finished goods and products held for resale	10,310
Total	178,686

A total of EUR thousand 461,234 in inventories were recognised as expense (material expenses) in the reporting period. This includes an inventory write-down of EUR thousand 7,698 which relates to inventory with a gross value of EUR thousand 61,591.

22. Cash and Cash Equivalents
Cash and cash equivalents as at 30 September 2010 were made up as follows:

30 September
in EUR thousand	2010
Cash on hand	1,742
Current accounts (bank)	46,552
Fixed-term deposits	63,449
Other	1,680
Total	113,423

The cash and cash equivalents items in the Statement of Financial Position and the Cash Flow Statement are identical. EUR thousand 3,006 are pledged as security for liabilities.

Changes in cash and cash equivalents in the reporting period are shown in the Cash Flow Statement.

23.Shareholders' Equity

Subscribed Capital
Demag Cranes AG has a subscribed capital (share capital) of EUR 21,172,993 as at 30 September 2010, divided into 21,172,993 no-par-value bearer shares. There are no different classes of shares. Each share has one vote at general meetings. In all other respects, the rights and obligations attaching to each share are as stipulated in the German Stock Corporations Act (AktG).

Restrictions on the Transfer of Securities and on Voting Rights
Shares in Demag Cranes AG are not subject to any restrictions on voting rights under the Articles of Association or by law at the balance sheet date. No restrictions on voting rights resulting from agreements between shareholders are known to the Management Board.

Management Board Authorisations
The Management Board is authorised, subject to Supervisory Board approval, to increase the Company's subscribed capital by issuing new no-par-value bearer shares for cash or non-cash consideration in one or more issues up to a total of EUR 10,586,496 by or before 18 May 2011 (Authorised Capital).

Conditional authority has been granted to increase the Company's share capital by up to EUR thousand 4,200 by issuing up to 4,200,000 new no-par-value bearer shares each comprising one euro of share capital (Conditional Capital).

The new shares can be purchased by one or more banks selected by the Management Board provided that they are then offered to shareholders (indirect pre-emptive rights).

The Management Board is authorised, subject to Supervisory Board approval, to exclude shareholders' pre-emptive rights in certain instances.

The Management Board is authorised subject to Supervisory Board approval to decide the remaining details of the share issue including the rights embodied in the shares and the terms of issue.

In accordance with Section 71 (1) 8 of the German Stock Corporations Act (AktG), the Management Board is authorised until 2 September 2010, subject to Supervisory Board approval, to purchase the Company's own shares up to a maximum of ten percent of the share capital at the time of the resolution. No shares in the Company were purchased in the financial year.

Additional Paid-In Capital
The change in additional paid-in capital during the financial year relates to amounts credited under the share option scheme (Matching Stock Program).

Share-Based Payment (Matching Stock Program)
To promote the attainment of its business goals, Demag Cranes AG operates a Matching Stock Program (MSP). The MSP is a form of long-term compensation with an incentive component and entitles executives and managerial employees to subscribe for phantom shares. At the time of subscribing, MSP participants must be executives or employees- of Demag Cranes AG or a Demag Cranes Group company whose contract is not pending termination. Participants must also present proof of acquiring Demag Cranes shares (MSP shares). For each MSP share acquired in the MSP, participants receive five tranches - one tranche a year - of six phantom shares each. The allocated phantom shares are subject to a two-year lock-up period from allocation of each tranche and are exercised automatically thereafter at the base price if a specific performance threshold is attained.

The base price of phantom shares in the first tranche is 110 percent of the issue price. The base price of the second to fifth tranche is the average closing price of Demag Cranes AG shares on the Frankfurt Stock Exchange Xetra trading platform in the last 60 trading days before allocation of the phantom shares, plus a ten percent mark-up. The base price is EUR 24.20 for the first tranche, EUR 52.73 for the second, EUR 37.98 for the third, EUR 17.70 for the fourth and EUR 28.40 for the fifth.

The performance threshold is attained if the exercise price of the allocated phantom shares, being the average unweighted closing price on the Xetra trading platform in the last 60 trading days before exercise of the phantom shares, is above the base price.

On attainment of the performance threshold, for each phantom share, an amount equal to the difference between the base price and the exercise price, less payroll tax and social insurance contributions, is disbursed in shares of Demag Cranes AG, which can be freely disposed of after a two-year lock-up period. If the gain to all participants, computed as the difference between the base price and the exercise price when all phantom shares in a tranche of the MSP are exercised, exceeds EUR thousand 4,000, the gain to all participants is subjected to a pro rata MSP cap such that the gross MSP gain to all participants after application of the cap does not exceed EUR thousand 4,000.

Phantom shares expire if they are not exercised within seven years of the MSP's inception. MSP participants who leave the Group before the end of the MSP forfeit all entitlements to phantom shares not yet allocated. Phantom shares that have already been allocated but not yet exercised are then settled at an appropriate price.

Changes in outstanding phantom shares:

Shares	2009/2010
Phantom shares outstanding at 1 October	888,930
Granted	1,188
Forfeited	(21,804)
Exercised	–
Expired	(296,310)
Outstanding phantom stocks at 30 September	572,004
Of which
held by Management Board members	156,936
exercisable at 30 September	–

The performance threshold for the first (2006) tranche of the Matching Stock Program (base price EUR 24.20; exercise price EUR 34.53) was attained on 23 June 2008. A total of 240,810 phantom shares worth EUR thousand 1,318 were exercised by participants. Participants can freely dispose of these shares after two years. The average share price at the time of the purchase was EUR 32.84.

The performance thresholds for the second (2007) and third (2008) tranche of the Matching Stock Program were not attained.

At 30 September 2010, MSP participants have subscribed for 47,667 MSP shares entitling them to exercise up to 572,004 phantom shares by the end of the MSP.

Parameters used in measuring phantom shares:

	Fifth tranche 2010	Fourth tranche 2009	Third tranche 2008	Second tranche 2007	First tranche 2006
Demag Cranes AG share price at grant date		–	EUR 32.84	EUR 48.31	EUR 22.40
Base price	EUR 28.40	EUR 17.70	EUR 37.98	EUR 52.73	EUR 24.20
Expected volatility		–	37.52% – 45.57%	29.45% – 30.91%	27.31% – 31.25%
Term ends in	21 months	9 months	–	–	–
Risk-free interest rate		–	4.50% – 4.53%	4.37% – 4.52%	3.48% – 3.86%
Expected dividend yield*		–	4.61%	3.11%	5.11%
Fair value of all phantom shares per MSP share		–	EUR 39.84	EUR 75.80	EUR 56.15
* The simulation was based on discrete dividend estimates. The stated dividend yield is an average figure.

The phantom shares in the five tranches per MSP share were measured using a Monte Carlo simulation at the grant date taking into account the absolute target of the MSP, the establishment of future base prices and the MSP cap. The average fair value at the grant date estimated using Monte Carlo simulations were EUR 56.15 for the first tranche, EUR 75.80 for the second and EUR 39.84 for the third. As no entitlement to new phantom shares accrued in the past or in the preceding financial year, parameters have not been determined for the fourth and fifth tranches.

The volatility of Demag Cranes shares was estimated based on the historical trend in the share prices of two listed companies - PALFINGER AG and KCI Konecranes Plc - over the term of the various MSP tranches. Demag Cranes AG recognised an expense and credited to additional paid-in capital an amount of EUR thousand 368 for the MSP in 2009/2010.

Retained Earnings
Retained earnings consist of accumulated profits carried forward less dividends paid along with amounts from pension accounting.

Demag Cranes AG makes use of the third option in IAS 19, recognising differences between the expected and actual benefit obligation and the actual and expected return on plan assets directly in retained earnings.

Accumulated Other Comprehensive Income
Accumulated other comprehensive income comprises three items: cash flow hedges, available-for-sale financial assets, and differences arising from currency translation.

The cash flow hedges item contains the accumulated net gain or loss on derivatives that are determined to be -effective cash flow hedges for transactions that are not yet settled or for forecasted transactions.

The available-for-sale financial assets item contains the accumulated net gain or loss on available-for-sale financial assets.

Exchange rate effects from translating the financial statements of foreign entities whose functional currency is not the same as the Group reporting currency are reported in differences arising from currency translation.

The components of accumulated other comprehensive income presented in the Statement of Changes in Equity are stated after tax. In the Statement of Comprehensive Income, changes in the financial year are presented before tax along with the tax effect relating to net income recognised directly in equity. The table below reconciles the before-tax to the after-tax amounts.

in EUR thousand	2010
Effective portion of changes in the fair value of cash flow hedges	–
Changes affecting profit or loss	(90)
Deferred tax	(111)
Changes in the fair value of available-for-sale financial instruments	(14)
Changes not affecting profit or loss	15
Deferred tax	(1)
Actuarial losses	(17,797)
Changes not affecting profit or loss	(25,218)
Deferred tax	7,804
Differences arising from currency translation	7,123
Changes not affecting profit or loss	13,353
Of which investments accounted for using the equity method	3,887
Net income recognised directly in equity at 30 September	(10,688)

Paid and Proposed Dividends
At the Annual General Meeting on 2 March 2011, the Management Board and Supervisory Board of Demag Cranes AG will be proposing a dividend of EUR 0.60 per share - a total distribution of EUR thousand 12,704 for financial year 2009/2010.

24. Provisions for Pensions and Similar Obligations
The provisions for pensions and similar obligations are made up as follows:

30 September
in EUR thousand	2010
Defined benefit obligation	147,966
Deferred compensation	9,407
Similar obligations	4
Total	157,376

Defined Benefit Obligation
In Germany, Demag Cranes AG pays post-employment benefits to almost all retired employees. Outside Germany, post-employment benefits have been granted to employees in Switzerland and South Africa. The level of post-employment benefit depends on salary-based entitlement and/or position in the Company and length of service.

The defined benefit obligation changed as follows in financial year 2009/2010:

	2009/2010
in EUR thousand	Germany	Other countries	Total
Defined benefit obligation at 1 October	122,130	18,113	140,242
Current service cost	1,678	390	2,068
Interest cost	6,502	695	7,198
Exchange differences	–	2,517	2,517
Contributions by plan participants	–	313	313
Actuarial gains and losses	24,035	602	24,637
Benefits paid	(7,422)	(1,492)	(8,914)
Other	(886)	–	(886)
Defined benefit obligation at 30 September	146,038	21,137	167,175
Of which
funded	–	19,209	19,209
unfunded	146,038	1,928	147,966

The actuarial losses result from differences between the actual and expected benefit obligation. The change in defined benefit obligations mainly relates to a reduction in the discount factor from 5.35 percent to 3.90 percent.

The table below reconciles the present value of defined benefit obligations to the amount of the obligation stated in the Statement of Financial Position:

30 September
in EUR thousand	2010
Defined benefit obligation	167,175
Fair value of plan assets	(19,209)
Provision for defined benefit obligation	147,966

The fair value of plan assets changed as follows:

in EUR thousand	2009/2010
Fair value of plan assets at 1 October	16,600
Expected return on plan assets	824
Contributions by the employer	350
Contributions by plan participants	313
Benefits paid	(1,492)
Actuarial gains	319
Exchange differences	2,295
Fair value of plan assets at 30 September	19,209
Actual income from plan assets	1,143

Only plans outside Germany are funded.

Plan assets are made up as follows:

30 September
in %	2010
Equity instruments	22
Debt instruments	43
Property	10
Other short-term investments	25
Total	100

The investment objectives of Demag Cranes AG are to maximise returns while limiting risk. Investments in debt and equity instruments, cash and cash equivalents and property are made based on the Group's risk management policies. The diversified securities portfolio includes both domestic and foreign securities. The securities portfolio is administered by the trustees.

The expected return on plan assets is based on average market expectations for the period over which the obligation is settled.

Based on actuarial calculations, the composition of the pension expense is as follows:

	1 October to 30 September 2009/2010
in EUR thousand	Germany	Other countries	Total
Current service cost	1,678	390	2,068
Interest cost	6,502	695	7,198
Expected return on plan assets	–	(824)	(824)
Other	(146)	–	(146)
Pension expense, net	8,035	261	8,296
Included in
Cost of sales	808	258	1,067
Selling, general and administrative expenses	724	132	856
Research and development expenses	–	–	–
Interest and similar income	–	(824)	(824)
Interest and similar expenses	6,502	695	7,198

The assumed discount rates, rates of salary increases and benefit increases used to compute the benefit obligation, including the long-term return on plan assets, vary with economic conditions in the countries where the pension plans are in effect.

The actuarial assumptions are as follows:

	2009/2010
in %	Germany	Other countries
Discount rate	3.9	2.5
Expected salary increase	2.5	1.5
Expected benefit increase	1.5	–
Expected return on plan assets	–	4

Experience adjustments are as follows:

30 September
in %	2010
Defined benefit obligation	0.7
Plan assets	1.7

Experience adjustments are the ratio of the portion of actuarial gains and losses comprising differences between previous computation assumptions and what has actually occurred to the amount of the defined benefit obligation and plan assets at the balance sheet date. The figures state the increase in the defined benefit obligation/plan assets required by the differences measured.

Deferred Compensation
Deferred compensation is a form of pension funded by employees out of their pay. Under an agreement between a Group member company and the employee, a portion of the employee's earnings are withheld and paid out at a later date. The benefit entitlements resulting from deferred compensation are computed using actuarial methods. EUR thousand 9,407 of deferred compensation was recognised as a liability at the end of financial year 2009/2010.

Defined Contribution Plans
In addition to the defined benefit plans, contributions are paid notably in Germany, Brazil, Denmark, the USA and the UK into defined contribution plans. Under defined contribution arrangements, Demag Cranes AG pays contributions by law, by contractual agreement or voluntarily into state or private pension funds. Contributions are recognised as an expense in the year they are paid. EUR thousand 14,218 was recognised as an expense in financial year 2009/2010. This included EUR thousand 12,040 in contributions to the state pension plan in Germany.

25. Other Provisions

	September 30, 2010
in EUR thousand	Current	Non-current	Total
Restructuring	8,692	–	8,692
Warranties	5,379	9,427	14,806
Customer complaints	8,786	–	8,786
Legal and litigation	6,469	–	6,469
Other	971	–	971
Total	30,296	9,427	39,723
in EUR thousand	Restructuring	Warranties	Customer complaints
Balance at 1 October 2009	33,471	12,632	7,151
Additional provisions made	2,030	2,285	10,283
Amounts used	(17,974)	(910)	(8,547)
Unused amounts reversed	(8,865)	(754)	(245)
Reclassifications	–	1,241	–
Exchange differences	30	312	145
Balance at 30 September 2010	8,692	14,806	8,786

The restructuring provision is based on management's best estimate of the present value of expenditures directly associated with the restructuring and not attributable to operating activities.

Group member companies give various product warranties with a specific warranty period for the orderly operation of supplied products and rendered services. Provisions for expected costs under product warranties are recognised when products are sold. The warranty provisions include individual provisions and provisions recognised on a collective basis. The material warranty claims will be settled in the next two years. As the time value of money is not material, Demag Cranes AG does not discount the provisions to present value.

Provisions for risks of threatened and pending litigation against Demag Cranes Group member companies are recognised if it is more likely than not that a liability will result. Estimates of the probability of the provisions being used incorporate judgments of lawyers and appraisers representing the Company. The amount recognised as a liability is the probable amount of any compensation claims and the probable cost of any sanctions. Demag Cranes AG estimates that the litigation to which the provisions relate will not result in costs significantly in excess of the provisions recognised as at 30 September 2010.

The provisions for customer complaints relate to known individual risks in connection with notified defects and reductions in invoice amounts.

There is no offsetting of provisions with income items.

26. Loans and Borrowings

Loans and borrowings are made up as follows:

	September 30, 2010
in EUR thousand	Current	Non-current	Total
Revolving credit facility, gross	105,000	–	105,000
Unamortised debt issuance cost	(364)	–	(364)
Revolving credit facility, net*	104,636	–	104,636
Finance lease liabilities	–	–	–
Loans and borrowings from related parties	–	–	–
Other short term debt	685	–	685
Other loans and borrowings	–	1,325	1,325
Total	105,321	1,325	106,646

* Nominal interest rate: EURIBOR + 0.35%.
Effective interest rate: 1.06% (for the period from 1 October 2009 to 30 September 2010).

Unamortised debt issuance cost has changed as follows:

in EUR thousand	2009/2010
Balance at 1 October	(851)
Additions	–
Amortisation	487
Exchange differences	–
Balance at 30 September	(364)
The carrying amounts of loans and borrowings approximate their fair values.

Other short-term debt consists of short-term liabilities to banks.

Information on the Group's interest and exchange rate risks is provided in Note 32 ("Additional Disclosures on Financial Instruments").

Revolving Credit Facility
On 16 June 2006, Demag Cranes AG took out a revolving credit facility in the amount of EUR thousand 325,000 for which major Group companies are jointly and severally liable to the lending banks. The facility expires on 27 June 2011 and includes a EUR thousand 115,000 ancillary facility for cash drawings and bank guarantees. Drawings on the facility at 30 September 2010 totalled EUR thousand 105,000 This amount is due on 30 November 2010 and is subject to 1.07 percent interest (0.72 percent EURIBOR plus a 0.35 percentage point margin). The loan agreements specify certain financial covenants including a minimum interest cover requirement (ratio of operating EBITDA to consolidated net cash interest payable) and a maximum gearing requirement (net debt to operating EBITDA). If the financial covenants are not met and the non-compliance is not remedied or the lenders do not waive the covenants, there may be grounds for termination. The lenders would then be entitled to call due all amounts owed with immediate effect. There are also certain other contractually agreed circumstances whose occurrence can lead to termination with all outstanding amounts becoming due for repayment with immediate effect. A further right of termination exists in certain instances in the event of a change of control or third-party acquisition of a majority shareholding in Demag Cranes AG.

There are also covenants with regard to additional borrowing, purchases and disposals of assets, and the provision of collateral.

Drawings on the ancillary facility for guarantees totalled EUR thousand 56,198 at 30 September 2010.

See Note 42, "Events After the Balance Sheet Date" for further information.

27. Trade Payables and Other Financial Liabilities

	September 30, 2010
	Current	Non-current	Total
in EUR thousand
Trade payables	78,933	–	78,933
Accrued liabilities	26,958	–	26,958
Derivative financial instruments	292	–	292
Severance benefits	–	5,069	5,069
Other selling-related liabilities	5,153	–	5,153
Other	12,614	5,212	17,827
Total	123,951	10,282	134,233

28. Other Non-Financial Liabilities

	September 30, 2010
	Current	Non-current	Total
in EUR thousand
Long-year service	–	2,057	2,057
Partial retirement	–	13,503	13,503
Other personnel liabilities	46,375	–	46,375
Value added tax	6,435	–	6,435
Social security, payroll tax and church tax	4,876	–	4,876
Other	5,355	8	5,363
Total	63,041	15,569	78,610

Demag Cranes AG recognises - primarily in Germany - liabilities for amounts payable under existing partial retirement plans and for expected liabilities under partial retirement plans whose signing is probable as of the balance sheet date. The amount of the obligation under partial retirement plans is measured in accordance with actuarial principles. The obligation incorporates the full amount of increases under signed partial retirement plans. A pro rata amount is recognised for wages and salaries that continue to be payable during the non-working phase of partial retirement corresponding to service rendered during the working phase. Expected liabilities for impending additional plans are included in the liability in the expected amount of vested benefits to be claimed. Factors taken into account in measurement of the obligation include the end of legislative provision for partial retirement plans and the maximum levels of benefit payable to employees in partial retirement under the law and collective agreements.

29. Deferred Tax
Deferred tax assets and liabilities relate to the following items:

	September 30, 2010
in EUR thousand	Assets	Liabilities
Intangible assets	42	17,674
Property, plant and equipment	4,122	2,144
Inventories	6,609	459
Other assets	1,672	192
Tax loss carry forwards	21,914	–
Provisions and liabilities	24,553	683
Other	362	170
Deferred tax assets before impairments and netting	59,274	21,322
Impairments	(5,954)	–
Netting of deferred tax assets and liabilities	(17,729)	(17,729)
Total	35,591	3,593

Deferred taxes recognised directly in equity:

30 September
in EUR thousand	2010
Cash flow hedges	–
Actuarial gains and losses	7,945
Other equity items	(5)
Total	7,940
(+) deferred tax assets / (–) deferred tax liabilities

Changes in deferred taxes are normally recognised in profit or loss. As an exception from this rule, deferred taxes are recognised directly in equity when they relate to transactions or events that affect net income recognised directly in equity or another equity item. Further information is provided in Note 23, "Shareholders' Equity".

Deferred tax assets are only recognised to the extent that it is probable that there will be sufficient taxable profits against which to utilise the benefits. Demag Cranes AG considers it probable that the recognised deferred tax assets will be utilised.

Consolidated entities have tax loss carryforwards as follows:

30 September
in EUR thousand	2010
Germany
Corporation tax	74,292
Trade tax	38,348
Other countries	16,795

Tax losses can be carried forward indefinitely in Germany. Of the foreign tax loss carryforwards, EUR thousand 11,383 expire in the next five years and EUR thousand 5,412 in more than five years. In certain jurisdictions, the utilisation of tax loss carryforwards is limited by minimum taxation rules.

Deferred tax assets recognised by Demag Cranes AG for tax loss carryforwards expire in future periods as follows unless previously chargeable against current income:

30 September
in EUR thousand	2010
Up to 1 year	24
1 to 2 years	606
2 to 3 years	1,182
3 to 4 years	196
4 to 5 years	875
Over 5 years	19,031
Total	21,914

Other Disclosures

30. Cash Flow Statement
The Cash Flow Statement shows changes in cash and cash equivalents due to inflows and outflows during the reporting period. The statement presents cash flow from operating, investing and financing activities and the resulting changes in cash and cash equivalents. Due to currency translation effects, changes presented in it relating to items in the Statement of Financial Position cannot be inferred directly from the Statement of Financial Position. The starting point for computing cash flow from operating activities is net income after tax. Under the indirect method of reporting cash flow from operating activities, non-cash income items are eliminated and cash operating transactions that do not affect profit or loss are included. Cash flow from investing activities consists of payments for investments and receipts from divestments. Cash flow from financing activities shows cash changes in equity and debt capital from borrowings. Cash and cash equivalents include cash on hand and in banks with a residual maturity of up to three months.

No repayments were made on the revolving credit facility in the past financial year. Loans and borrowings decreased by EUR thousand 2,368. These figures are reported in the Cash Flow Statement under change in financial liabilities. Further information on the revolving credit facility is provided in Note 26.

No dividends were paid out to shareholders of Demag Cranes AG in financial year 2009/2010.

31. Segment Reporting
Demag Cranes AG has applied the new International Financial Reporting Standard IFRS 8, Business Segments, since 1 October 2009. IFRS 8 is based on the management approach, under which segment reporting for financial reporting purposes reflects internal reporting. For internal management of Demag Cranes AG, the Management Board uses operating earnings before interest and tax (EBIT) adjusted to eliminate the effects of acquisitions, restructuring and severance payments. Segment earnings and the management adjustments are not defined in IFRS. They may differ from the definitions used by other companies; this limits the usefulness of comparisons with other companies.

The Demag Cranes Group consists of three reportable segments based on type of product and service: Industrial Cranes, Port Technology and Services. The Industrial Cranes segment integrates the development, production, sale, assembly and delivery of Industrial Cranes, including components and material handling solutions. Activities of the Port Technology segment consist of developing, manufacturing, selling, assembling, delivering and maintaining -Mobile Harbour Cranes and automated container handling systems, including the provision of storage and integrated software solutions. The Services segment comprises Industrial Cranes field service activities such as inspection, maintenance, repairs and the refurbishment of used cranes, as well as the sale of spare parts. The unallocated item relates to holding company costs.

The segment information provides in summary form the disclosures without management adjustments for each segment (revenue, earnings before interest and tax (EBIT), segment assets, and segment capital expenditure). The presented amounts represent the portion of (IFRS-basis) Group figures that can be directly attributed to segments or can be allocated to them on a reasonable basis. Disclosures on individual segments with management adjustments are prefixed "operating" (operating depreciation and amortisation; operating earnings before interest and tax (EBIT)).

The table below presents the control parameters used to measure segment performance.

	Revenue	Operating depreciation and amortisation	Operating earnings before interest and tax (EBIT)
	1 October to 30 September	1 October to 30 September	1 October to 30 September
in EUR thousand	2009/2010	2009/2010	2009/2010
Industrial Cranes	440,759	11,681	4,807
Of which investments accounted for using the equity method	–	–	3,979
Port Technology	189,923	4,512	591
Services	300,598	1,589	58,276
Reportable segments	931,280	17,782	63,674
Unallocated	–	2,389	(9,501)
Group	931,280	20,170	54,173

The revenue presented consists of revenue with outside customers. There was no material inter-segment revenue in financial year 2009/2010.

The adjustments to derive segment operating earnings mainly relate in financial year 2009/2010 to integration costs and purchase accounting depreciation and amortisation. Other operating adjustments include a EUR thousand 8,130 decrease in restructuring provisions and, in the opposite direction, a EUR thousand 7,508 eliminated one-off effect from the recognition of inventory write-downs.

Material non-cash expenses other than depreciation, amortisation and impairments in the financial year amounted to EUR thousand 9,151. Restructuring payments in the financial year amounted to EUR thousand 17,960.

Reconciliation to IFRS-basis Group EBIT:

	Operating earnings before interest and tax (EBIT)	Reconciliation	Earnings before interest and tax (EBIT)
1 October to 30 September
in EUR thousand	2009/2010	2009/2010	2009/2010
Industrial Cranes	4,807	1,341	6,148
Of which investments accounted for using the equity method	3,979	–	3,979
Port Technology	591	(5,635)	(5,044)
Services	58,276	384	58,660
Reportable segments	63,674	(3,909)	59,765
Unallocated	(9,501)	(59)	(9,560)
Group	54,173	(3,968)	50,205

The table below reconciles segment EBIT to Demag Cranes Group earnings before tax (EBT):

1 October to 30 September
in EUR thousand	2009/2010
Earnings before interest and tax (EBIT)	50,205
Interest and similar income	3,211
Interest and similar expenses	(11,559)
Earnings before tax (EBT)	41,857

The interest and similar income and interest and similar expenses mainly relate to non-reportable segments.

The table below shows segment assets, segment liabilities and segment capital expenditures together with their reconciliation to the Group figures.

	Segment assets	Segment liabilities	Segment capital expenditure
	30 September	30 September	1 October to 30 September
in EUR thousand	2010	2010	2009/2010
Industrial Cranes	285,602	206,622	9,599
Of which investments accounted for using the equity method	21,659	–	–
Port Technology	165,655	65,887	4,353
Services	211,340	64,185	1,013
Reportable segments	662,597	336,694	14,965
Unallocated	175,393	249,707	2,238
Group	837,989	586,401	17,203

The segment assets and segment liabilities do not include any effects relating to financing or to current or deferred taxes. The effects of pensions are only included to the extent they are directly attributable to segments.

Geographical Reporting
The table below provides supplementary information on the geographical distribution of revenue and non-current assets.

	Revenue	Non-current assets
	1 October to 30 September	30 September
in EUR thousand	2009/2010	2010
Germany	191,235	197,577
Rest of Europe	305,961	40,845
North and South America	190,060	41,806
Other regions	244,024	20,653
Total	931,280	300,882

Revenue is allocated by region based on the destination country of goods sold.

32. Additional Disclosures on Financial Instruments
The tables that follow show the carrying amounts of financial instruments in each category defined in IAS 39 and state their fair values together with the source of the valuation used for each class of financial instruments.

	September 30, 2010				Fair value based on:
in EUR thousand	Carrying amount	Of which within the scope of IFRS 7	Categories of measurement in accordance with IAS 39	(Measured at) amortised cost	Fair value	Quoted market value (level 1)	Fair value (level 2)	Individual measurement parameters (level 3)
Cash and cash equivalents	113,423	113,423	LaR	113,423	113,423	–	–	–
Trade receivables	179,900	179,900	LaR	179,900	179,900	–	–	–
Other financial assets	4,003	4,003		2,886	4,003	–	1,117	–
Derivatives not in designated hedging relationships	1,117	1,117	HfT	–	1,117	–	1,117	–
Derivatives in designated hedging relationships	–	–	n/a	–	–	–	–	–
Other financial assets	2,886	2,886	LaR	2,886	2,886	–	–	–
Other investments	776	776		50	726	726	–	–
Investments in associates	50	50	AfS	50	–	–	–	–
Long-term securities	726	726	AfS	–	726	726	–	–
Total financial assets	298,102	298,102		296,259	298,052	726	1,117	–
Net debt	106,646	106,646		106,646	106,646	–	–	–
Revolving credit facility, net	104,636	104,636	AmC	104,636	104,636	–	–	–
Loans and borrowings from related parties	–	–	AmC	–	–	–	–	–
Finance leases	–	–	n/a	–	–	–	–	–
Other loans and borrowings	2,010	2,010	AmC	2,010	2,010	–	–	–
Trade payables	78,933	78,933	AmC	78,933	78,933	–	–	–
Other financial liabilities	55,299	55,299		55,007	55,299	–	292	–
Derivatives not in designated hedging relationships	292	292	HfT	–	292	–	292	–
Derivatives in designated hedging relationships	–	–	n/a	–	–	–	–	–
Other financial liabilities	55,007	55,007	AmC	55,007	55,007	–	–	–
Total financial liabilities	240,879	240,879		240,586	240,879	–	292	–

Aggregated by IAS 39 categories:

	September 30, 2010				Fair value based on:
in EUR thousand	Carrying amount	Of which within the scope of IFRS 7	Categories of measurement in accordance with IAS 39	(Measured at) amortised cost	Fair value	Quoted market value (level 1)	Fair value (level 2)	Individual measurement parameters (level 3)
Available-for-sale financial assets	776	776	AfS	50	726	726	–	–
Loans and receivables	296,209	296,209	LaR	296,209	296,209	–	–	–
Held for trading (at fair value through profit or loss)	824	824	HfT	–	824	–	824	–
Financial liabilities measured at amortised cost	240,586	240,586	AmC	240,586	240,586	–	–	–
Not applicable	–	–	n/a	–	–	–	–	–

Cash and cash equivalents, trade receivables and other financial assets mostly have short residual maturities. Their carrying amount at the balance sheet date therefore approximates fair value. The same applies to trade payables and other financial liabilities. Where other investments are traded on an active market, their fair value is the quoted market price. The fair value of long-term debt not traded on an active market and of interest-bearing loans and borrowings is measured by discounting the expected future cash flows. The discount rate used is the prevailing market rate of interest for the applicable term to maturity. Individual features of financial instruments are taken into account by applying market credit and liquidity spreads when measuring fair value. Investments in associates are not carried at fair value because their future cash flows cannot be reliably determined and it is not possible to determine a fair value from comparable transactions. The fair value of derivatives is based, in the case of foreign exchange contracts, on the European Central Bank reference rates adjusted for the applicable interest rate differential (premium or discount). The fair value of interest rate derivatives is measured using generally accepted interest rate yield curves.

There were no reclassifications between hierarchy levels in the past financial year.

The tables that follow show the undiscounted contractual interest payments and payments on principal for financial liabilities within the scope of IFRS 7:

	September 30, 2010
in EUR thousand	Carrying amount	Outflow of resources in the next reporting period	Outflow of resources in the next-but-one reporting period	Later outflow of resources
Revolving credit facility, gross	105,000	105,379	–	–
Loans and borrowings from related parties	–	–	–	–
Finance lease liabilities	–	–	–	–
Other loans and borrowings	2,010	922	958	243
Outflow of resources from loans and borrowings	107,010	106,301	958	243
Trade payables	78,933	78,933	–	–
Derivatives not in designated hedging relationships	292	292	–	–
Derivatives in designated hedging relationships	–	–	–	–
Other liabilities	55,007	44,554	351	13,566
Trade payables and other financial liabilities	134,233	123,780	351	13,566
Outflow of resources from financial liabilities within the scope of IFRS 7	241,243	230,081	1,310	13,809

For interest-bearing loans and borrowings with variable rates of interest, interest payments in future reporting periods are based on the interest rates prevailing at the balance sheet date. Financial liabilities that can be repaid at any time are assigned to the earliest time period.

The net gains or losses on each IAS 39 category are as follows:

	1 October to 30 September
	Loans and receivables (LaR)	Available-for-sale financial assets (AfS)	Held for trading (at fair value through profit or loss) (HfT)	Financial liabilities measured at amortised cost (AmC)
in EUR thousand	2009/2010	2009/2010	2009/2010	2009/2010
Interest income	1,950	28	–	–
Interest cost	–	–	–	(2,783)
Dividends	–	–	–	–
Currency translation gains	7,427	–	–	2,826
Currency translation losses	(6,033)	–	–	(3,603)
Impairments	(2,958)	–	–	–
Impairment reversals	3,110	–	–	–
Fair value gains and losses	–	–	114	–
Disposal gains and losses	–	–	–	–
Net gains or losses	3,496	28	114	(3,560)

Interest income on impaired financial assets amounted to EUR thousand 2.

Interest on financial instruments and currency translation gains and losses on interest-bearing payables and receivables are contained in "interest and similar income" and "interest and similar expenses". Currency translation gains and losses on trade payables and receivables and other financial assets and liabilities are contained in "other operating income" and "other operating expenses". "Interest and similar income" and "interest and similar expenses" also contain gains and losses on the "at fair value through profit and loss" category, which comprises both interest and currency translation gains and losses. Impairments on trade receivables in the loans and receivables category are included in the selling, general and administrative expenses item.

Derivative Financial Instruments
Demag Cranes AG uses derivative financial instruments in the management of financial risk to hedge its risk exposure on assets and liabilities, contractual claims and obligations, and planned transactions. The risk of adverse exchange rate changes is hedged with foreign exchange contracts that balance the cash flows on foreign currency orders not yet settled or accepted.

To the extent that Demag Cranes AG uses cash flow hedges to hedge exposure to variability in cash flows, particularly in connection with large orders, it applies the rules on hedge accounting to selected transactions. Derivative financial instruments to which cash flow hedge accounting is applied are measured at fair value. The gain or loss on such instruments is divided for accounting purposes into an effective and an ineffective portion. The portion of the gain or loss that is determined to be an effective hedge in offsetting changes in cash flows due to the hedged risk is recognised directly in equity after accounting for deferred taxes. The ineffective portion is recognised in profit or loss. When cash flow hedge accounting is applied, the hedged item or transaction is accounted for using general accounting policies. On termination of the hedge, the portion of the gain or loss previously recognised directly in equity is recognised as income or expense in profit or loss to the extent that the cash flows from the hedged item affect profit or loss.

There are no hedges that qualify for cash flow hedge accounting at 30 September 2010. Demag Cranes AG will not be applying hedge accounting in accordance with IAS 39 in the future.

Income before deferred taxes of EUR thousand 90 was recognised directly in equity for gains or losses on foreign exchange contracts used to hedge foreign currency cash flows. The effective portion of changes in the fair value of derivative financial instruments used to hedge cash flow risk is shown in the Statement of Comprehensive Income under "effective portion of changes in the fair value of cash flow hedges". An amount of EUR thousand 201 was released from equity and included in profit or loss in financial year 2009/2010.

The table below shows the notional amounts and fair values of derivative financial instruments held at the balance sheet date.

	September 30, 2010
in EUR thousand	Notional amount	Fair value
Assets:
Currency contracts	21,947	1,117
Interest rate contracts	–	–
Liabilities:
Currency contracts	18,816	(292)
Interest rate contracts	–	–
Total	40,763	824

Positive fair values of derivative financial instruments are included in the Statement of Financial Position in other financial assets, and negative fair values in other financial liabilities. The derivative financial instruments have a term to maturity of less than one year.

Financial Risk Management
Demag Cranes AG is exposed by its global business operations to various types of risk. These include currency risk, credit risk and interest rate risk. Targeted financial risk management is used to minimise any adverse impact of this risk on the Demag Cranes AG's financial position, financial performance and cash flows. Among other things, this involves the use of derivative financial instruments.

Liquidity Risk
Liquidity risk can result in the Demag Cranes Group being unable to make available the funds needed to meet financial obligations entered into in its operating business or in connection with financial instruments. Safeguarding the liquidity of the Demag Cranes Group while allowing sufficient reserves for special eventualities is therefore an integral part of ongoing liquidity management. Resource equalisation within the Group through cash pooling and intercompany loans ensures that cash surpluses at individual Group member companies are efficiently used to meet funding needs in others. Sufficient lines of credit ensured that neither funding nor liquidity shortfalls arose in financial year 2009/2010. Under the master loan agreement entered into by Demag Cranes AG, the Group had EUR 130.0 million undrawn on a revolving credit facility at the balance sheet date (2008/2009: EUR 140.0 million). The facility can be drawn against for terms of between one and six months and has a total term of up to nine months.Under the same master loan agreement, the Group also had access to EUR 33.8 million in undrawn combined credit and guarantee facilities at the balance sheet date (2008/2009: EUR 16.4 million).

Currency Risk
The Group maintains global business relationships and does business in many different currencies. The risk of adverse exchange rate changes is hedged with foreign exchange contracts that balance the cash flows on foreign currency orders not yet settled or accepted. Derivative financial instruments to which cash flow hedge accounting is applied are measured at fair value. The accounting treatment of hedges and the impact of valuation of derivative financial instruments are described in Note 4.

Credit Risk
Demag Cranes AG is exposed to credit risk equal to the carrying amount of derivative and non-derivative financial assets.

Demag Cranes AG gives supplier credit in the normal course of business and assesses debtors on an ongoing basis with regard to specific customer financial conditions, but does not generally require specific security for receivables. Doubtful debts are accounted for in a doubtful debts allowance, taking into account credit risk based on collection experience and other information. Demag Cranes AG counters specific credit risk by only doing business with parties with good credit standing, primarily based on the ratings of national and international trade credit rating agencies, and by rigorously observing the risk limit stated by the trade credit insurer. An amount of EUR thousand 18,524 was held in security at 30 September 2010. This mostly consisted of retentions of title.

Interest Rate Risk
Demag Cranes AG has entered into credit facilities at variable interest rates and is exposed to interest rate risk in the amount of facility drawings. Interest is charged on each drawing at the three or six-month EURIBOR rate in force on the day of the drawing. The margin on EURIBOR is set quarterly based on the Company's financial performance figures as stated in Note 26 ("Loans and Borrowings").

Interest rate changes can therefore result in higher interest payments on financial liabilities. The Management Board limits the variability on a portion of interest payments as part of its risk management strategy. For this purpose, an interest rate hedge was entered into on 27 September 2006 for the revolving credit facility taken out on 27 June 2006; the hedge expired on 30 September 2010.

Sensitivity Analysis
The types of market risk to which Demag Cranes AG is exposed are currency risk and interest rate risk. The Company has prepared a sensitivity analysis for each of these two types of risk showing how profit or loss for the financial year and equity at the balance sheet date would have been affected by changes in the relevant risk variable. The Company assumes for these purposes that the risk situation at the respective balance sheet date is representative of risk exposure during the reporting period.

The countries and currencies in relation to which Demag Cranes AG has significant exchange rate exposure are the USA (USD), the UK (GBP), South Africa (ZAR), the Czech Republic (CZK) and China (CNY). A ten percent appreciation or depreciation of the EUR relative to these source currencies at the balance sheet date would have resulted in a EUR thousand 317 decrease or a EUR thousand 208 increase in net income after tax.

	September 30, 2010
in EUR thousand	10 % appreciation of EUR relative to source currency	10 % depreciation of EUR relative to source currency
EUR : USD	493	(649)
EUR : GBP	313	(266)
EUR : ZAR	(169)	169
EUR : CZK	(705)	705
EUR : CNY	(249)	249
Total	(317)	208

Demag Cranes AG no longer held any cash flow hedging instruments at the balance sheet date, hence there would have been no increase or decrease in equity at the balance sheet date.

A 100 basis point increase or decrease in market interest rates at the balance sheet date would have decreased net income after tax by EUR thousand 723 or increased it by EUR thousand 723.

33. Capital Management
Capital management focuses on the active management of net working capital and liquidity.

Net working capital is composed of inventories, trade payables and receivables, and advance payments made and received and is used by Demag Cranes AG as a management parameter for capital employed:

30 September
in EUR thousand	2010
Inventories	178,686
Advance payments made	2,394
Trade receivables	179,900
Trade payables	(78,933)
Advance payments received	(56,776)
Net working capital	225,270

Other indicators and control parameters for active management of the Group's cash resources comprise free cash flow before financing and net debt. These are also the basis for evaluation and targeted control of dividend policy, financing structure and return on capital employed:

30 September
in EUR thousand	2010
Non-current loans and borrowings	1,325
Revolving credit facility, gross	–
Other non-current loans and borrowings	1,325
Other financial liabilities	–
Derivative financial instruments	–
Current loans and borrowings	105,321
Revolving credit facility, gross	105,000
Other non-current loans and borrowings	321
Cash and cash equivalents	(113,423)
Other current financial assets	(392)
Derivative financial instruments	–
Other	(392)
Receivables from affiliated companies and other equity investments	(216)
Loans	(176)
Net debt	(7,169)

34. Contractual Commitments
Contractual commitments at 30 September 2010:

30 September
in EUR thousand	2010
Operating lease commitments	54,072
Of which
less than 1 year	12,092
1 year to 5 years	31,891
more than 5 years	10,089
Purchase commitments	70,328
Intangible assets	153
Of which
less than 1 year	153
1 year to 5 years	–
more than 5 years	–
Property, plant and equipment	3,023
Of which
less than 1 year	3,023
1 year to 5 years	–
more than 5 years	–
Inventories	65,269
Of which
less than 1 year	64,196
1 year to 5 years	1,073
more than 5 years	–
Other assets	1,883
Of which
less than 1 year	1,867
1 year to 5 years	16
more than 5 years	–
Total	124,399

Lease payments under operating leases are recognised as expense on a straight-line basis over the lease term. Expenses- under operating leases amounted to EUR thousand 19,241 in financial year 2009/2010.

35. Contingencies and Other Obligations
Demag Cranes AG has contingent liabilities as follows as a result of giving guarantees (excluding product warranties):

30 September
2010
in EUR thousand	Maximum potential future obligation
Credit guarantees	–
Notes	26
Guarantees	51,716
Total	51,742

Credit guarantees are guarantees given by Demag Cranes AG in favour of third parties' creditors (guarantees to banks).

Contingent liabilities relating to notes represent the face value of notes issued that were not due or had not been honoured by the balance sheet date and which one or more Group member companies are liable to honour as endorsers.

The guarantees consist of contingent liabilities relating to buy-back arrangements entered into by Gottwald Port -Technology GmbH in connection with sales of certain of its plant and machinery products. These arrangements generally have a term of one to seven years. Buy-back obligations and similar guarantees can result from the sale of products to customers or leasing companies. Under some of these contracts, Gottwald Port Technology GmbH must buy back machines from a leasing company if a lessee defaults on lease payments, does not exercise a purchase option or does not extend the lease at the end of the initial lease term. Under others, Gottwald Port Technology GmbH must compensate leasing companies for financial losses suffered through customers defaulting on payment. In certain instances where customers acquire products directly from Gottwald Port Technology GmbH, the exercise of a buy-back option by the customer is subject to certain conditions. Based on past experience and the regional distribution of installed cranes, the Management Board considers it a remote possibility that buy-back options be exercised to a substantial extent. The maximum potential liability from buy-back arrangements amounted to EUR thousand 51,716 at 30 September 2010.

36. Related Parties
Transactions with Related Parties
Demag Cranes AG and the subsidiaries included in the Consolidated Financial Statements transact business with numerous other companies, including in some cases with related parties. Related parties notably include the entities contained in the list of Demag Cranes AG subsidiaries, joint ventures and investments, plus employees in key positions within Demag Cranes AG together with their families.

The Group's main transactions with related parties arise in the course of normal business dealings. All such trans-actions are effected on an arm's length basis. The table below provides information on outstanding transactions with related parties as at 30 September 2010:

Related parties	Relation	Transactions
MHE-Demag (S) Pte. Ltd., Singapore	Joint venture	Supplier relationships
Donati Ltd., Liverpool	Investment	Supplier relationships
Dr. Kay Mayland (member of the Supervisory Board, DCC GmbH, Wetter; CEO, SMS Siemag Aktiengesellschaft, Düsseldorf)	Group management	Supplier relationships
TBA International Holding B.V., Delft	Subsidiary TBA B.V., Delft	Loans

The table below shows balances at the balance sheet date on transactions with the related parties mentioned and the expenses incurred in the reporting period:

	30 September
in EUR thousand	2010	Of which interest
Financial assets	4,833	2
Trade receivables from MHE-Demag (S) Pte. Ltd.	4,371	–
Trade receivables from Donati Ltd.	202	–
Trade receivables from SMS Siemag Aktiengesellschaft	44	–
Other financial assets receivable from Donati Ltd.	216	2
Financial liabilities	418	–
Trade payables to Donati Ltd.	6	–
Advance payments received from SMS Siemag Aktiengesellschaft	412	–

1 October to 30 September
in EUR thousand	2009/2010
Revenue	19,235
MHE-Demag (S) Pte, Ltd.	16,319
Donati Ltd.	1,164
SMS Siemag Aktiengesellschaft	1,752

Compensation of the Management Board and Members of the Supervisory Board

Management Board
Members of the Management Board were paid fixed and variable compensation in financial year 2009/2010. The variable compensation depends on the attainment of targets for operating EBIT and operating net income after tax. Members of the Management Board also participate in the Matching Stock Program (MSP). This is described in Note 23 ("Shareholders' Equity"). Non-cash compensation is also provided in the amounts required to be recognised under tax regulations for the use of company cars. As in the previous year, the Company has not granted any advances or credits to members of the Management Board.

Total Compensation
The table below shows the compensation for the active members of the Management Board:

1 October to 30 September
in EUR thousand	2009/2010
Fixed compensation	1,350
Variable compensation	2,478
Other	529
Total	4,357

The total compensation paid to active members of the Management Board was EUR thousand 4,357. This consisted of EUR thousand 1,350 in fixed compensation, EUR thousand 2,478 in variable compensation and EUR thousand 529 in other compensation. The total figure includes additions to pension provisions of EUR thousand 378 for the financial year. The fair value of share-based compensation (the MSP) was at EUR thousand 496 at the grant date. A total of EUR thousand 269 was recognised as an expense for the financial year.

Pension provisions for former members of the Management Board amounted to EUR thousand 152 as at 30 September 2010.

Supervisory Board
In accordance with the Articles of Association, members of the Supervisory Board received fixed compensation totalling EUR thousand 402 for financial year 2009/2010 for their activities on the Supervisory Board of Demag Cranes AG and on the supervisory boards of other Group companies. Another EUR thousand 124 was paid in attendance fees. Out-of-pocket expenses amounted to EUR thousand 19. There is no variable compensation for members of the Supervisory Board. The Company has not granted any advances or credits to members of the Supervisory Board.

37. Personnel Expenses and Number of Employees
The Group had an average of 5,768 employees in financial year 2009/2010 comprising 2,877 blue-collar and 2,891 white-collar employees. The number of employees at 30 September 2010 was 5,711. Personnel expenses amounted to EUR thousand 324,188 in financial year 2009/2010.

42. Events After the Balance Sheet Date

On signing a refinancing agreement dated 18 November 2010, Demag Cranes AG has taken out a syndicated revolving credit facility amounting to EUR thousand 350,000 with a maturity of five years for which the significant companies of the Group are jointly and severally liable to the lenders. The agreement includes a revolving credit facility for cash drawings amounting to EUR thousand 200,000 and a credit facility for bank guarantees totalling EUR thousand 150,000 and was executed on arms length terms. The revolving credit facility for cash drawings can also be drawn to finance legal acquisitions. There are also financial covenant requirements during the lifetime of the credit facility. These financial covenants include stipulated ratios for consolidated net debt to consolidated operating EBITDA (less than 2.75) and for consolidated operating EBITDA to consolidated net interest payments (greater than 4.0) The covenants are consistent with the previous agreement. If the financial covenants are not met and the non-compliance is not remedied or the lenders do not waive the covenants, cause for termination under the conditions of the credit facility exist. Among other things, the lenders are then entitled to call due all amounts owed with immediate effect. A further right of termination exists in certain instances where a third party acquires a majority shareholding in Demag Cranes AG.

The credit facility, for which the agreement was signed, was opened on 31 January 2011 for the first time and replaced the master loan agreement for a total amount of EUR thousand 325,000.

No other events material to the financial position, financial performance, or cash flows of the Demag Cranes Group occurred after the balance sheet date.

Appendices to the Financial Statements

43. Subsidiaries, Joint Ventures and Investments as of 30 September 2010

Subsidiaries
Company and Location or Registered Office		Country Code	Interest and control held by	% of interest	% of control	Net income in EUR thousand	Equity in EUR thousand	Remarks
DCC001	Kranservice Rheinberg GmbH, Rheinberg	DE	DCC GmbH, Wetter	100.0	100.0	–	7,900	After profit transfer
DCC002	Demag Cranes & Components Pty. Ltd., Smithfield	AU	DCC GmbH, Wetter	100.0	100.0	1,859	8,462
DCC003	Demag Cranes & Components GmbH, Wetter (referred to in the following as "DCC GmbH")	DE	DCC HoldCo 5 (fünf) GmbH, Wetter	100.0	100.0	–	308,667	After profit transfer
DCC004	Demag Cranes & Components A/S, Copenhagen	DK	DCC GmbH, Wetter	100.0	100.0	64	2,882
DCC005	Demag Cranes & Components spol. s.r.o., Slany	CZ	DCC GmbH, Wetter	100.0	100.0	83	5,339
DCC006	Demag Cranes & Components AG, Dietlikon	CH	DCC GmbH, Wetter	100.0	100.0	1,281	2,739
DCC007	Demag Cranes & Components (Pty.) Ltd., Johannesburg	ZA	DCC GmbH, Wetter	100.0	100.0	(174)	12,493
DCC008	Demag Cranes & Components Ltda., Cotia	BR	DCC GmbH, Wetter	100.0	100.0	6,085	24,192
DCC009	Demag Cranes & Components (India) Private Ltd., Pune	IN	DCC GmbH, Wetter	100.0	100.0	(1,372)	2,614
DCC011	DCC Verwaltungs 2 (zwei) GmbH, Wetter	DE	DCC GmbH, Wetter	100.0	100.0	(2)	661
DCC013	OOO Demag Cranes & Components, Moscow	RUS	DCC GmbH, Wetter	99.0	100.0	265	691
			DCC Verwaltungs GmbH, Wetter	1.0
DCC014	Donati (Shanghai) Trading Co. Ltd., Shanghai	CN	Donati Sollevamenti S.r.l., Varese	100.0	100.0	(32)	470
DCC015	Demag Cranes & Components Lda., Lisbon	PT	DCC GmbH, Wetter	100.0	100.0	32	592
DCC017	Demag Cranes & Components (Shanghai) Co. Ltd., Shanghai	CN	DCC GmbH, Wetter	100.0	100.0	(444)	3,447
DCC018	Demag Cranes & Components Trading (Shanghai) Co. Ltd., Pudong	CN	DCC GmbH, Wetter	100.0	100.0	449	3,760
DCC019	Demag Cranes & Components S.A.S., Châlons en Champagne	FR	DCC France HoldCo SA, Châlons en Champagne	100.0	100.0	1,962	3,537
DCC022	Demag Cranes & Components (Middle East) FZE, Dubai	UAE	Demag Cranes & ComponentsHoldings Ltd., Dubai	100.0	100.0	837	7,620
DCC023	Demag Cranes & Components S.p.A., Agrate Brianza	IT	DCC GmbH, Wetter	100.0	100.0	910	15,071
DCC024	Donati Sollevamenti S.r.l., Varese	IT	Demag Cranes & Components S.p.A., Agrate Brianza	90.0	100.0	(2,634)	3,354
			DCC GmbH, Wetter	10.0
DCC027	Demag Cranes & Components Corp., Cleveland	US	DCC GmbH, Wetter	100.0	100.0	5,651	28,226
DCC028	Crane America Services Corp., Dayton	US	Demag Cranes & Components Corp., Cleveland	100.0	100.0	2,160	14,498
DCC031	Demag Cranes & Components GmbH, Salzburg	AT	DCC GmbH, Wetter	100.0	100.0	974	5,832
DCC032	Demag Cranes & Components Guarantee Ltd., Banbury	GB	DCC GmbH, Wetter	100.0	100.0	–	81
DCC033	Demag Cranes & Components Ltd., Banbury	GB	Demag Cranes & ComponentsHoldings Ltd., Banbury	100.0	100.0	1,031	11,883
DCC035	Demag Cranes & Components Sp. z o.o., Warsaw	PL	DCC GmbH, Wetter	100.0	100.0	613	3,717
DCC036	Demag Cranes & Components Holdings (Middle East) FZE, Dubai	UAE	DCC GmbH, Wetter	100.0	100.0	40	2,765
DCH002	DCC HoldCo 4 (vier) GmbH, Wetter	DE	Demag Cranes AG, Düsseldorf	100.0	100.0	–	108,039	After profit transfer
DCH003	DCC HoldCo 5 (fünf) GmbH, Wetter	DE	DCC HoldCo 4 (vier) GmbH, Wetter	100.0	100.0	–	203,247	After profit transfer
DCH005	Demag Cranes & Components Verwaltungs GmbH, Wetter	DE	DCC GmbH, Wetter	100.0	100.0	(2)	24
DCH007	DCC France HoldCo SA, Châlons en Champagne	FR	DCC HoldCo 5 (fünf) GmbH, Wetter	100.0	100.0	(12)	15,953
DCH008	Demag Cranes & Components S.A.U., Madrid	ES	DCC GmbH, Wetter	100.0	100.0	632	2,190
DCH009	Demag Cranes & Components Holdings Ltd., Banbury	GB	DCC GmbH, Wetter	74.0	100.0	–	4,085
			Demag Cranes & Components Guarantee Ltd., Banbury	26.0
GOC001	Gottwald Port Technology GmbH, Düsseldorf	DE	Gottwald HoldCo 3 (drei) GmbH, Düsseldorf	100.0	100.0	–	55,448	After profit transfer
GOC003	Gottwald Port Technology Verwaltungs GmbH, Düsseldorf	DE	Gottwald Port Technology GmbH, Düsseldorf	100.0	100.0	(1)	23
GOC005	TBA B.V., Delft	NL	Gottwald Port Technology GmbH, Düsseldorf	69.8	100.0	560	6,423
GOC007	Gottwald Port Technology Netherlands B.V., Delft	NL	Gottwald Port Technology GmbH, Düsseldorf	100.0	100.0	130	309
GOH001	Gottwald HoldCo 3 (drei) GmbH, Düsseldorf	DE	Demag Cranes AG, Düsseldorf	100.0	100.0	–	14,401	After profit transfer

Joint Ventures
Company and Location or Registered Office		Country Code	Interest and control held by	% of interest	% of control	Net income in EUR thousand	Equity in EUR thousand	Remarks
DCC010	MHE-Demag (S) Pte. Ltd., Singapore	SG	DCC GmbH, Wetter	50.0	50.0	3,979	21,659	Accounted for using the equity method: figures as at 31 August 2010

Investments in Associates
Company and Location or Registered Office		Country Code	Interest and control held by	% of interest	% of control	Net income in EUR thousand	Equity in EUR thousand	Remarks
DCC026	Donati Ltd., Liverpool	GB	Donati Sollevamenti S.r.l., Varese	100.0	100.0	61	130
GOC004	AQZ Ausbildungs- und Qualifizierungszentrum GmbH	DE	Gottwald Port Technology GmbH, Düsseldorf	30.0	30.0	(219)	262
GOC006	TBA Romania S.R.L., Satu Mare	RO	TBA B.V., Delft	100.0	100.0	18	34
GOC008	TBA Logistics and Software Private Ltd., Secunderabad	IN	TBA B.V., Delft	100.0	100.0	53	40

45. Mandates

Supervisory Board

Burkhard Schuchmann, Dortmund, Germany
Chairman of the Supervisory Board

Josef Berger*, Düsseldorf, Germany
Deputy Chairman of the Supervisory Board

Gerd-Uwe Boguslawski*, Northeim, Germany

Klaus Ginsel*, Monheim am Rhein, Germany
(until 30 April 2010)

Alfred Hack*, Herdecke, Germany
(until 31 December 2009)

Harry Hansen*, Monheim am Rhein, Germany
(since 1 May 2010)

Prof. Dr. h.c. Karlheinz Hornung, Wiesbaden, Germany

Robert J. Koehler, Wiesbaden, Germany

Dr. Herbert Meyer, Kšnigstein, Germany

Reinhard Mšller*, Uslar, Germany

Dr. Martin Posth, Berlin, Germany
(until 15 October 2010)

Hubert Rosenthal*, Herdecke, Germany

Dr. Rudolf Rupprecht, Augsburg, Germany

Horst Thelen*, Koblenz, Germany
(since 12 February 2010)

Jens Tischendorf, Zurich, Switzerland
(since 21 October 2010)

* Employee representative.

Management Board

Aloysius Rauen, Munich, Germany
CEO and Member of the Board for Services

Rainer Beaujean, Meerbusch, Germany
Member of the Management Board and CFO

Thomas H. Hagen, Düsseldorf, Germany
Member of the Management Board

Demag Cranes AG
Consolidated Interim Financial Statements
from 1 October 2010 to 30 June 2011

Demag Cranes AG
Statement of comprehensive income

1 October 2010 to 30 June 2011

in EUR thousand	Notes	Q3 2010/2011	Q3 2009/2010	Q1–Q3 2010/2011	Q1–Q3 2009/2010
Revenue		260,314	205,099	746,123	641,120
Cost of sales		(184,363)	(144,791)	(528,438)	(471,753)
Gross profit		75,951	60,308	217,685	169,367
Selling, general and administrative expenses	6	(78,138)	(49,044)	(188,989)	(136,417)
Research and development expenses		(3,685)	(3,812)	(12,470)	(11,748)
Other operating income		1,830	5,961	9,282	14,596
Other operating expenses		(2,383)	(5,704)	(8,608)	(12,438)
Income from investments accounted for using the equity method		591	617	2,541	2,187
Earnings before interest and tax (EBIT)		(5,834)	8,325	19,441	25,548
Interest and similar income		695	664	2,170	2,211
Interest and similar expenses		(3,504)	(2,817)	(9,557)	(8,421)
Earnings before tax (EBT)		(8,644)	6,172	12,054	19,337
Income tax	7	(15,385)	(2,114)	(21,702)	(6,296)
Net income after tax		(24,029)	4,058	(9,648)	13,042
Of which
attributable to the shareholders of Demag Cranes AG		(24,014)	4,036	(9,714)	13,049
attributable to non-controlling interest		(15)	22	66	(7)
Effective portion of changes in the fair value of cash flow hedges		–	(45)	–	(338)
Changes in the fair value of available-for-sale financial instruments		10	6	(42)	(2)
Actuarial gains/losses		–	–	–	–
Differences arising from currency translation		(281)	10,680	(2,459)	18,564
Deferred tax income/expenses		(2)	12	15	104
Net income recognised directly in equity		(273)	10,653	(2,486)	18,328
Total recognised income and expense balance		(24,303)	14,711	(12,135)	31,370
Of which
attributable to the shareholders of Demag Cranes AG		(24,287)	14,689	(12,200)	31,378
attributable to non-controlling interest		(15)	22	66	(7)
Earnings per share (in EUR)	8	(1.13)	0.19	(0.46)	0.62

Demag Cranes AG
Statement of financial position

as at 30 June 2011

Assets
in EUR thousand	Notes	30 June 2011	30 September 2010
Goodwill		120,469	120,491
Other intangible assets	9	39,825	39,388
Property, plant and equipment		113,047	117,256
Investment property		183	185
Investments accounted for using the equity method		22,325	21,659
Other investments		1,987	776
Trade receivables		955	957
Other financial assets		2,029	1,885
Other non-financial assets		967	1,062
Deferred tax assets		27,071	35,591
Total non-current assets		328,858	339,249
Inventories	10	235,174	178,686
Advance payments made		5,423	2,394
Trade receivables		162,337	178,943
Other financial assets		1,415	2,118
Tax receivables		3,310	2,569
Other non-financial assets		24,964	20,607
Cash and cash equivalents		91,765	113,423
Total current assets		524,389	498,740
Total assets		853,247	837,989

Liabilities and shareholders’ equity
Subscribed capital		21,173	21,173
Additional paid-in capital		190,781	192,280
Other reserves		11,342	36,246
Equity attributable to shareholders of Demag Cranes AG		223,296	249,699
Equity attributable to non-controlling interest		1,048	1,889
Total equity		224,344	251,588
Provisions for pensions and similar obligations		157,215	157,376
Other provisions		10,535	9,427
Loans and borrowings		109,115	1,325
Other financial liabilities		10,107	10,282
Other non-financial liabilities		13,119	15,569
Deferred tax liabilities		3,919	3,593
Total non-current liabilities		304,010	197,572
Advance payments received		77,063	56,776
Other provisions		25,611	30,296
Loans and borrowings		2,342	105,321
Trade payables		68,833	78,933
Other financial liabilities		65,049	45,018
Tax liabilities		14,400	9,444
Other non-financial liabilities		71,595	63,041
Total current liabilities		324,893	388,829
Total shareholders' equity and liabilities		853,247	837,989

Demag Cranes AG
Statement of changes in equity

as at 30 June 2011

	Subscribed capital	Additional paid-in capital	Other reserves					Equity attributable to shareholders of Demag Cranes AG	Equity attributable to non-controlling interest	Total equity
			Retained earnings		Accumulated other comprehensive income
in EUR thousand			Actuarial gains and losses	Other reserves	Cash flow hedges	Available-for-sale financial assets	Differences arising from currency translation
Balance at 1 October 2009	21,173	191,912	(384)	19,229	201	(29)	(6,230)	225,874	1,835	227,709
Dividends paid	–	–	–	–	–	–	–	–	–	–
Share-based payment	–	207	–	–	–	–	–	207	–	207
Transactions with shareholders	–	207	–	–	–	–	–	207	–	207
Total	–	–	–	13,049	(234)	(2)	18,564	31,378	(7)	31,370
Balance at 30 June 2010	21,173	192,119	(384)	32,279	(33)	(30)	12,334	257,459	1,827	259,286
Balance at 1 October 2010	21,173	192,280	(17,797)	46,934	–	(14)	7,123	249,699	1,889	251,588
Dividends paid	–	–	–	(12,704)	–	–	–	(12,704)	(907)	(13,610)
Share-based payment	–	(1,499)	–	–	–	–	–	(1,499)	–	(1,499)
Transactions with shareholders	–	(1,499)	–	(12,704)	–	–	–	(14,203)	(907)	(15,110)
Total	–	–	–	(9,714)	–	(27)	(2,459)	(12,200)	66	(12,135)
Balance at 30 June 2011	21,173	190,781	(17,797)	24,516	–	(42)	4,664	223,296	1,048	224,344

Demag Cranes AG
Cash flow statement

1 October 2010 to 30 June 2011

in EUR thousand	Q1–Q3 2010/2011	Q1–Q3 2009/2010
Net income after tax	(9,648)	13,042
Income tax	21,702	6,296
Interest and similar income/expenses, net	7,387	6,210
Depreciation, amortisation and impairments	17,395	16,384
Change in inventories	(57,769)	18,701
Change in trade receivables	14,589	9,171
Change in trade payables	(7,848)	(11,796)
Change in advance payments made/received, net	17,847	(30,154)
Gain/loss on disposal of assets	5	19
Income from investments accounted for using the equity method	(2,541)	(2,187)
Dividends received from investments accounted for using the equity method	1,122	2,794
Change in other financial/non-financial assets	(4,102)	(5,709)
Change in other financial/non-financial liabilities	18,685	(19,996)
Cash flow from operating activities before interest and tax	16,824	2,773
Interest received	1,624	1,568
Interest paid	(7,165)	(1,813)
Income tax paid	(8,539)	(7,119)
Cash flow from operating activities	2,744	(4,591)
Business acquisitions	(1,254)	–
Purchase of intangible assets and property, plant and equipment	(13,981)	(8,707)
Proceeds from disposal of assets	132	254
Cash flow from investing activities	(15,103)	(8,453)
Payments/proceeds from loans and borrowings	7,171	3,210
Dividends paid	(12,704)	–
Dividends paid to other shareholders	(907)	–
Share-based payments	(2,179)	–
Cash flow from financing activities	(8,619)	3,210
Effect of foreign exchange rate changes on free cash flow	117	(325)
Net increase/decrease in cash and cash equivalents	(20,861)	(10,159)
Cash and cash equivalents as at 1 October	113,423	103,689
Effects of foreign exchange rate changes on cash on hand	(797)	6,955
Cash and cash equivalents as at 30 June 2011	91,765	100,485

Demag Cranes AG
Notes to the condensed Consolidated Interim Financial Statements

1. Basis for the preparation of the Consolidated Interim Financial Statements
The condensed Consolidated Interim Financial Statements of Demag Cranes AG, Düsseldorf, Germany, as at 30 June 2011 have been prepared in accordance with the International Financial Reporting Standards (IFRS) applicable at the reporting date as issued by the International Accounting Standards Board (IASB) and adopted by the European Union, and with the Interpretations of the International Financial Reporting Interpretations Committee (IFRIC). The Consolidated Interim Financial Statements prepared in accordance with IAS 34 represent a condensed reporting format relative to the Consolidated Financial Statements for financial year 2009/2010.

The condensed Consolidated Interim Financial Statements are prepared in euros, the functional currency of Demag Cranes AG. All figures are rounded to the nearest thousand euros unless otherwise stated. All percentages relate to figures stated to the nearest euro. The amount shown for each individual item and total is the figure with the smallest rounding difference. Reported totals may therefore differ slightly from the sum of the individual reported amounts.

2. New and revised standards and interpretations
The following standards and interpretations must be applied for the first time in financial year 2010/2011:

Amendments to IFRS 1: First-time Adoption of International Financial Reporting Standards and IFRS 7: Financial Instruments: Disclosures
The amendments exempt first-time adopters of IFRS from the comparative disclosures on the determination of fair value and on liquidity risk required by IFRS 7. The amendments are not relevant to Demag Cranes AG and consequently have no effect on the Consolidated Interim Financial Statements.

Amendments to IFRS 1: First-time Adoption of International Financial Reporting Standards
The amendments to IFRS 1 facilitate the first-time adoption of IFRS by users in the oil and gas sectors. The amendments are not relevant to Demag Cranes AG and consequently have no effect on the Consolidated Interim Financial Statements.

Amendments to IFRS 1: First-time Adoption of International Financial Reporting Standards
The revised IFRS 1 aims to facilitate the first-time adoption of IFRS. The amendments are not relevant to Demag Cranes AG and consequently have no effect on the Consolidated Interim Financial Statements.

Amendments to IFRS 2: Share-based Payment
The amendments clarify accounting by subsidiaries for certain group cash-settled share-based payment transactions. The amendments are not relevant to Demag Cranes AG and consequently have no effect on the Consolidated Interim Financial Statements.

Amendments to IAS 32: Financial Instruments: Presentation
The amendments to IAS 32 clarify how the rules on classification of rights issues other than in the issuer’s functional currency are applied. The amendments are not relevant to Demag Cranes AG and consequently have no effect on the Consolidated Interim Financial Statements.

IFRIC 15: Agreements for the Construction of Real Estate
IFRIC 15 addresses the recognition of revenue for real estate sales concluded before construction is complete. The Interpretation is not relevant to Demag Cranes AG and consequently has no effect on the Consolidated Interim Financial Statements.

IFRIC 17: Distributions of Non-cash Assets to Owners
IFRIC 17 clarifies the accounting treatment of distributions of non-cash assets. The Interpretation is not relevant to Demag Cranes AG and consequently has no effect on the Consolidated Interim Financial Statements.

IFRIC 18: Transfers of Assets from Customers
IFRIC 18 clarifies the accounting treatment in instances where an entity receives from a customer an item of property, plant and equipment (or cash to construct such an item) that the entity must then use to connect the customer to a network or to provide the customer with ongoing access to a supply of goods or services. The Interpretation is not relevant to Demag Cranes AG and consequently has no effect on the Consolidated Interim Financial Statements.

IFRIC 19: Extinguishing Financial Liabilities with Equity Instruments
The Interpretation clarifies the accounting treatment in instances where an entity renegotiates a financial liability with a creditor and issues equity instruments to extinguish the financial liability. The Interpretation is not relevant to Demag Cranes AG and consequently has no effect on the Consolidated Interim Financial Statements.

Annual Improvements
As part of its annual improvements project, the IASB amended various standards in April 2009 with the aim of removing inconsistencies and clarifying wording. Transitional provisions apply for the standards affected. Their -application has had no material effect on the Consolidated Interim Financial Statements.

Annual Improvements
As part of its annual improvements project, the IASB amended various standards in May 2010 with the aim of tightening up the International Financial Reporting Standards and clarifying wording. Some of the affected standards apply from 1 October 2010 and others from 1 October 2011. Their application has had no material effect on the Consolidated Interim Financial Statements.

3. Accounting policies
With the exception of the newly applicable standards and interpretations (Note 2), the condensed Consolidated Interim Financial Statements have been prepared using the same accounting policies as the Consolidated Financial Statements for financial year 2009/2010. These are described in detail in the Notes to the Consolidated Financial Statements contained in the 2009/2010 Annual Report.

4. Business combinations
In the second quarter of 2010/2011, Demag Cranes, through its Dutch IT subsidiary TBA B.V., Delft, took over 76 per cent of a UK company, DBIS (Software and Automation) Ltd. (formerly DB Controls Ltd.), Doncaster, South Yorkshire. The investment in the company is included in the Consolidated Financial Statements at a carrying amount of GBP 1,060,000 and will be fully consolidated in the accounts once the requisite information on the acquisition method is available.

DBIS (Software and Automation) Ltd. comes with recognised software and consulting expertise in automated bulk handling. The takeover is part of the Group’s strategy of further augmenting its bulk handling capabilities in the Port Technology segment. DBIS complements the Demag Cranes capability portfolio, allowing the Group to extend its software and consulting services, previously geared to port and hinterland container terminals, to include bulk materials handling. Customers gain full global service from a single source.

5. Segment reporting
Demag Cranes AG has applied the new International Financial Reporting Standard IFRS 8, Business Segments, since 1 October 2009. IFRS 8 is based on the management approach, under which segment reporting for financial reporting purposes reflects internal reporting. For internal control of the Group, the Management Board uses operating earnings before interest and tax (EBIT) adjusted to eliminate the effects of factors including acquisitions, restructuring and severance payments. Segment earnings and the management adjustments are not defined in IFRS. They may differ from the definitions used by other companies; this limits the usefulness of intercompany comparisons.

The Demag Cranes Group consists of three reportable segments based on type of product and service: Industrial Cranes, Port Technology and Services. The Industrial Cranes segment integrates the development, production, sale, assembly and delivery of Industrial Cranes, including components and material handling solutions. Activities of the Port Technology segment consist of developing, manufacturing, selling, assembling, delivering and maintaining Mobile Harbour Cranes and automated container handling systems, including the provision of storage and integrated software solutions. The Services segment comprises Industrial Cranes field service activities such as inspection, maintenance, repairs and the refurbishment of used cranes, as well as the sale of spare parts. The Unallocated item relates to central holding company costs.

The segment information provides in summary form the disclosures without management adjustments for each segment (revenue, earnings before interest and tax [EBIT]). The reported amounts represent the portion of (IFRS-basis) Group figures that can be directly attributed to segments or can be allocated to them on a reasonable basis. Disclosures on individual segments with management adjustments are prefixed “operating” (operating depreciation, amortisation and impairments; operating earnings before interest and tax [EBIT]).

Quarterly performance year on year

Details as defined in IFRS 8	Revenue		Operating depreciation and amortisation		Operating earnings before interest and tax (EBIT)
	Q3	Q3	Q3	Q3	Q3	Q3
in EUR thousand	2010/2011	2009/2010	2010/2011	2009/2010	2010/2011	2009/2010
Industrial Cranes	123.658	101.274	3.273	2.960	3.067	(1.573)
Of which investments accounted for using the equity method	–	–	–	–	591	617
Port Technology	55.168	29.614	1.294	1.108	1.012	(841)
Services	81.488	74.211	485	399	15.786	15.282
Reportable segments	260.314	205.099	5.051	4.467	19.864	12.868
Unallocated	–	–	902	692	(1.184)	(2.850)
Group	260.314	205.099	5.953	5.159	18.681	10.018

Reconciliation to IFRS-basis Group EBIT:

Details as defined in IFRS 8	Operating earnings before interest and tax (EBIT)		Reconciliation		Earnings before interest and tax (EBIT)
	Q3	Q3	Q3	Q3	Q3	Q3
in EUR thousand	2010/2011	2009/2010	2010/2011	2009/2010	2010/2011	2009/2010
Industrial Cranes	3.067	(1.573)	(173)	(355)	2.894	(1.928)
Of which investments accounted for using the equity method	591	617	–	–	591	617
Port Technology	1.012	(841)	(29)	(933)	984	(1.774)
Services	15.786	15.282	(41)	(154)	15.744	15.128
Reportable segments	19.864	12.868	(243)	(1.442)	19.622	11.426
Unallocated	(1.184)	(2.850)	(24.272)	(252)	(25.456)	(3.102)
Group	18.681	10.018	(24.515)	(1.694)	(5.834)	8.325

	Q3	Q3
in EUR thousand	2010/2011	2009/2010
Earnings before interest and tax (EBIT)	(5.834)	8.325
Interest and similar income	695	664
Interest and similar expenses	(3.504)	(2.817)
Earnings before tax (EBT)	(8.644)	6.172

Nine-month performance year on year

Details as defined in IFRS 8	Revenue		Operating depreciation and amortisation		Operating earnings before interest and tax (EBIT)
in EUR thousand	Q1–Q3 2010/2011	Q1–Q3 2009/2010	Q1–Q3 2010/2011	Q1–Q3 2009/2010	Q1–Q3 2010/2011	Q1–Q3 2009/2010
Industrial Cranes	335.150	315.965	9.279	8.524	2.368	1.340
Of which investments accounted for using the equity method	–	–	–	–	2.541	2.187
Port Technology	175.708	113.806	3.534	3.419	5.971	(3.769)
Services	235.265	211.348	1.269	1.262	44.231	39.925
Reportable segments	746.123	641.120	14.082	13.206	52.570	37.497
Unallocated	–	–	2.545	1.956	(6.775)	(7.769)
Group	746.123	641.120	16.627	15.161	45.795	29.727

Reconciliation to IFRS-basis Group EBIT:

Details as defined in IFRS 8	Operating earnings before interest and tax (EBIT)		Reconciliation		Earnings before interest and tax (EBIT)
in EUR thousand	Q1–Q3 2010/2011	Q1–Q3 2009/2010	Q1–Q3 2010/2011	Q1–Q3 2009/2010	Q1–Q3 2010/2011	Q1–Q3 2009/2010
Industrial Cranes	2.368	1.340	28	791	2.397	2.132
Of which investments accounted for using the equity method	2.541	2.187	–	–	2.541	2.187
Port Technology	5.971	(3.769)	(302)	(5.192)	5.668	(8.961)
Services	44.231	39.925	22	54	44.254	39.979
Reportable segments	52.570	37.497	(252)	(4.346)	52.319	33.150
Unallocated	(6.775)	(7.769)	(26.102)	166	(32.878)	(7.603)
Group	45.795	29.727	(26.354)	(4.180)	19.441	25.548

	Q1–Q3	Q1–Q3
in EUR thousand	2010/2011	2009/2010
Earnings before interest and tax (EBIT)	19.441	25.548
Interest and similar income	2.170	2.211
Interest and similar expenses	(9.557)	(8.421)
Earnings before tax (EBT)	12.054	19.337

6. Selling, general and administrative expenses
The general and administrative expenses include EUR 20,933,000 in expenses for consulting services in connection with the planned takeover of Demag Cranes AG by Terex Industrial Holding AG and EUR 2,766,000 for the recognition of severance provisions.

7. Income tax
The income tax figure includes a EUR 17,450,000 charge for an impairment loss on deferred tax assets for tax loss carryforwards as at 30 September 2010. The impairment loss accounts for the expected elimination of the tax loss carryforwards as a result of the takeover of Demag Cranes AG by Terex Industrial Holding AG. EUR 5,545,000 in deferred tax assets have been recognised for tax loss carryforwards in the current financial year.

8. Earnings per share

	Q3	Q3	Q1–Q3	Q1–Q3
	2010/2011	2009/2010	2010/2011	2009/2010
Net income attributable to shareholders of Demag Cranes AG (in EUR thousand)	(24,014)	4,036	(9,714)	13,049
Weighted average number of shares outstanding	21,172,993	21,172,993	21,172,993	21,172,993
Earnings per share (in EUR)	(1.13)	0.19	(0.46)	0.62

There is no dilutive effect as no potential shares were in circulation in the first nine months of financial year 2010/2011 or in the same period of the previous year. Diluted earnings per share and basic earnings per share are therefore the same.

9. Other intangible assets
In the first nine months of financial year 2010/2011, development expenses for development in progress totalling EUR 2,545,000 were capitalised, of which EUR 25,000 EUR were accounted for by borrowing costs.

10. Inventories

	30 June	30 September
in EUR thousand	2011	2010
Materials and supplies	52,472	40,963
Work in progress	173,121	127,413
Finished goods and products held for resale	9,581	10,310
Total	235,174	178,686

11. Contractual commitments
Contractual commitments as at 30 June 2011:

	30 June	31 March	December 31	30 September	30 June
in EUR thousand	2011	2011	2010	2010	2010
Operating lease commitments	47,573	48,799	52,946	54,072	48,035
Of which
less than 1 year	11,566	12,079	13,182	12,092	13,088
1 year to 5 years	28,032	27,985	29,608	31,891	31,238
more than 5 years	7,974	8,735	10,156	10,089	3,709
Purchase commitments	94,632	93,899	81,576	70,328	83,173
Intangible assets	291	516	184	153	67
Of which
less than 1 year	291	516	184	153	67
1 year to 5 years	–	–	–	–	–
more than 5 years	–	–	–	–	–
Property, plant and equipment	5,379	2,113	2,429	3,023	2,975
Of which
less than 1 year	5,379	2,113	2,429	3,023	2,975
1 year to 5 years	–	–	–	–	–
more than 5 years	–	–	–	–	–
Inventories	73,187	81,166	70,424	65,269	69,085
Of which
less than 1 year	72,332	80,990	69,706	64,196	67,002
1 year to 5 years	855	176	718	1,073	2,084
more than 5 years	–	–	–	–	–
Other assets	15,774	10,103	8,540	1,883	11,046
Of which
less than 1 year	15,748	10,081	8,484	1,867	11,025
1 year to 5 years	26	22	56	16	21
more than 5 years	–	–	–	–	–
Total	142,204	142,698	134,522	124,399	131,208

12. Contingent liabilities
A contingent liability is a possible obligation that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events, or a present obligation whose amount cannot be measured reliably or where it is not probable that an outflow of resources will be required to settle the obligation. The Group’s main contingent liabilities (excluding product warranties) are as follows:

	30 June	31 March	December 31	30 September	30 June
	2011	2011	2010	2010	2010
in EUR thousand	Maximum potential future obligation	Maximum potential future obligation	Maximum potential future obligation	Maximum potential future obligation	Maximum potential future obligation
Notes	20	20	–	26	13
Guarantees	47,737	43,845	47,658	51,716	55,300
Other	9,490	–	–	–	–
Total	57,247	43,865	47,658	51,742	55,313

Guarantees consist of contingent liabilities relating to buy-back arrangements entered into by Gottwald Port Technology GmbH in connection with sales of its plant and machinery products. The maximum potential liability from buy-back arrangements amounted to EUR 47,737,000 as at 30 June 2011 (30 June 2010: EUR 55,300,000).

The EUR 9,490,000 in other contingent liabilities relates to possible compensation payments to members of the company’s Management Board which fall due on exercise of a special right of termination for the event of a change of control over Demag Cranes AG.

13. Related parties
Material transactions with related parties were as follows in the first nine months of financial year 2010/2011:

	30 June		30 September
in EUR thousand	2011	Of which interest	2010	Of which interest
Assets	7,777	3	4,833	2
Trade receivables from MHE-Demag (S) Pte. Ltd.	7,223	–	4,371	–
Trade receivables from Donati Ltd.	203	–	202	–
Trade receivables from SMS Siemag Aktiengesellschaft	142	–	44	–
Other financial assets receivable from Donati Ltd.	209	3	216	2
Liabilities	828	–	418	–
Financial liabilities payable to DB Controls Ltd. shareholders	42	–	–	–
Trade payables to MHE-Demag (S) Pte. Ltd.	1	–	–	–
Trade payables to Donati Ltd.	—	–	6	–
Advance payments received from SMS Siemag Aktiengesellschaft	827	–	412	–

	1 October to 30 June
in EUR thousand	2010/2011	2009/2010
Revenue	18,909	14,399
MHE-Demag (S) Pte. Ltd.	16,304	12,037
Donati Ltd.	1,058	897
SMS Siemag Aktiengesellschaft	1,547	1,466

14. Events after the balance sheet date

On 2 May 2011, Terex Industrial Holding AG, a subsidiary of Terex Corporation, Westport, Connecticut, USA, (“Terex”) announced its decision to make a public tender offer to the shareholders of Demag Cranes AG for all outstanding shares in the Company against a payment of EUR 41.75 per share. The Terex announcement was unsolicited. Following approval by the Federal Financial Supervisory Authority (BaFin), the offer document was published online at www.industrialholding-angebot.de on 19 May 2011.

The statement on the public tender offer as required under Section 27 of the German Securities Acquisition and Takeover Act (WpÜG) was unanimously adopted by the Management Board and Supervisory Board of Demag Cranes AG on 31 May 2011 and made available on the Company website at www.demagcranes-ag.com/tender_offer. In that statement, the Management Board and Supervisory Board gave reasons for their opinion that the consideration of EUR 41.75 per share offered by the bidder was inadequate from a financial point of view and recommended shareholders of Demag Cranes AG not to accept the tender offer.

Following intensive negotiations between Terex and Demag Cranes, the two companies signed a Business Combination Agreement on 16 June 2011. In that Agreement, (i) Terex undertook to increase the offer price to EUR 45.50 per share and, (ii) issues regarding the relationship between Terex and Demag Cranes following the acquisition of Demag Cranes by Terex are addressed. Terex also gave certain undertakings regarding locations and jobs. Key arrangements included:

•
Demag Cranes with all of its existing activities will become an independent operating segment within the Terex Group. Strategic and operating responsibility for the business will remain with the Demag Cranes AG Management Board. Based on the publicly available information at the time, Terex fully endorsed the Demag Cranes strategy and intends to support the ongoing implementation of that strategy, with the objective of further expanding the Company's leading market position in its current areas of business.

•
For a period of three years, Terex undertakes not to cause Demag Cranes to (i) impose any redundancies in Germany in direct connection with the takeover and (ii) take or initiate any action aiming at the amendment or termination of existing shop agreements.

•
For a period of three years, Terex undertakes to procure that Demag Cranes' headquarters will remain in Düsseldorf. For a period of five years, Terex undertakes not to cause the change of the location for Demag Cranes' German production sites in Wetter, Düsseldorf, Uslar and Luisenthal.

•	For a period of three years, Terex undertakes to maintain the Company's brands - Demag and Gottwald.

In a supplementary statement in accordance with Section 27, WpÜG, published on 22 June 2011, the Management Board and Supervisory Board recommended shareholders of Demag Cranes AG to accept the improved offer. The Management Board and Supervisory Board considered the increased offer price of EUR 45.50 to be adequate from a financial point of view and, in their overall assessment, the improved offer from Terex to be in the interests of Demag Cranes AG, its shareholders, its employees and other stakeholders.

In accordance with the Business Combination Agreement, CEO Aloysius Rauen and the relevant members of the Supervisory Board accepted the tender offer for their shareholdings. The shareholdings of CFO Rainer Beaujean and Supervisory Board member Horst Thelen are excluded from this, as they participate in the Matching Stock Program and therefore did not accept the offer for shares qualifying for participation in the Matching Stock Program (MSP shares) so as not to lose their entitlements under the fifth tranche of phantom shares already granted to them in June 2010. The same applies for Thomas Hagen, Member of the Management Board with responsibility for Industrial Cranes and Port Technology, with regard to MSP shares in his shareholding. Mr. Hagen accepted the offer for his remaining shares.

According to information from Terex, the acceptance rate at the end of the acceptance period on 30 June was 71.79 per cent; together with 1.02 per cent that Terex had acquired previously, this adds up to a 72.81 per cent shareholding in Demag Cranes AG. Terex thus attained its stipulated minimum acceptance level of 51 per cent. Under Section 16 of the German Securities Acquisition and Takeover Act (WpÜG), shareholders of Demag Cranes who had not accepted the offer during the acceptance period had the opportunity to tender their shares during an additional acceptance period, which ended on 19 July 2011. On 21 July 2011, Terex gave notice that the tender offer had been accepted for an additional 9.02 percent of shares. Together with the shares it already held, Terex now holds 81.83 per cent of Demag Cranes AG. On 5 August 2011 the European Commission, based on its competency pursuant to Article 1 of the EU Merger Regulation, declared the transaction to be compatible with the common market pursuant to Article 6(1)(b) of the EU Merger Regulation. Therefore, all completion conditions stipulated in the offer document have been fulfilled. On 16 August 2011, all shares tendered were transferred to the new majority owner, and Demag Cranes thus became part of the Terex group.

The EUR thousand 350,000 syndicated credit facility agreement entered into on 18 November 2010, grants each lender the right to call due its share of the facility (loans and guarantees given) subject to certain requirements if a party or a group of parties acting in concert acquires control of Demag Cranes AG (change of control). In particular, an acquisition of more than 50 per cent of shares in Demag Cranes AG is defined as acquisition of control. As 81.83 per cent shareholding were held by Terex upon completion of the offer as of 16 August, a change of control occurred at Demag Cranes AG. To ensure liquidity and debt coverage for the Demag Cranes Group, the Management Board on 16 June 2011 submitted to lenders an amendment request which was signed by the lead bank in the syndicated credit facility on 27 June 2011. In the request, Demag Cranes offers the lenders to amend the loan agreement in a way that an acquisition of more than 50 per cent of Demag Cranes shares by a company of the Terex Group would not give each lender the right to terminate and call due its share of the facility (loans and guarantees given). Lenders would not have such a right until a domination agreement comes into effect. In return, Demag Cranes AG offered a ring-fencing arrangement under which it accepted certain restrictions with regard to transactions with Terex Group companies. In particular, Demag Cranes will refrain from giving guarantees, indemnities or real collateral in favor of Terex Group companies, from granting loans to and entering into cash-pooling arrangements with Terex Group companies, and from taking shareholdings in or entering into reorganization transactions involving Terex Group companies. Also restricted are purchases and sales of assets from or to Terex Group companies except at arm's length in the ordinary course of business. No joint ventures may be entered into with Terex Group companies. Other contracts and transactions in general with or in favor of Terex Group companies are only permitted at arm's length in the ordinary course of business.

On 5 September 2011 the Management Board of Demag Cranes AG and the Management Board of Terex Germany GmbH & Co. KG, Dortmund, an indirect subsidiary of Terex Corporation, Westport, Connecticut USA, and the sole shareholder in Terex Industrial Holding AG, decided to enter into negotiations on a domination and profit transfer agreement between Terex Germany GmbH & Co. KG as the controlling enterprise and Demag Cranes AG as the controlled enterprise.

The negotiations with Terex Germany GmbH & Co. KG with regards to the conclusion of a domination and profit transfer agreement are scheduled to begin in the next few days. The provisions regarding compensation and guaranteed dividends for minority shareholders will be in compliance with legal requirements and based upon a valuation of the Company still to be conducted. Terex Germany GmbH & Co. KG and Demag Cranes AG have applied at the district court of Düsseldorf for the appointment of a joint contract auditor to review the domination and profit transfer agreement and I-Advise AG has been appointed as the joint contract auditor. Demag Cranes AG expects that the necessary preparations can be completed in December 2011 and that an ordinary general shareholders meeting can resolve the domination and profit transfer agreement in February 2012.
The effectiveness of a control and profit-and-loss transfer agreement would give each lender the right to terminate and call due its share of the facility.

In the event of a change of control at Demag Cranes AG, the members of the Company's Management Board have a special right of termination, the exercise of which entitles a departing Management Board member to a compensation payment. Following completion of the Terex offer, Mr. Beaujean and Mr. Hagen of the Management Board of Demag Cranes AG made use of their special right of termination. The Company is therefore required to make compensation payments totalling EUR 5.7 million.

In the context of the takeover of Demag Cranes AG by Terex Industrial Holding AG and the Business Combination Agreement dated 16 June 2011, the following extraordinary expenses have been incurred:.

•	EUR 20.9 million for consulting services in connection with the review of the tender offer.

•
EUR 2.8 million for severance entitlements. Under the Business Combination Agreement signed by Demag Cranes AG and Terex Industrial Holding AG on 16 June 2011, the Internal audit, Investor Relations, Treasury and Insurance functions at Demag Cranes AG may be discontinued. The affected employees are entitled in certain circumstances to severance payments.

The acquisition of more than 50 per cent of the shares of Demag Cranes AG by Terex generally qualifies as a “detrimental acquisition” under the second sentence of Section 8c (1) of the German Corporation Tax Act (KStG), resulting in the forfeiture of corporation tax and municipal trade tax loss carryforwards currently held by Demag Cranes. The exemption provided for in the sixth to eighth sentence of Section 8c (1) (KStG), which states that loss carryforwards are not forfeited to the extent that remuneration is given for domestically taxable unrealized gains on the acquired shares in Demag Cranes AG, does not apply because Demag Cranes AG itself has no operating business and no taxable unrealized gains on the operating assets of the corporation. A valuation allowance of EUR 17.5 million was therefore recognized against the deferred tax assets relating to loss carryforwards.

During the fourth quarter of the financial year 2010 / 2011 the tax audit for the years 2005 to 2007 was finalized. As a result additional income taxes for the years under audit in the amount of EUR 9.3 million will be included in the amended tax assessment, expected in December 2011. The resulting income tax expense has partly been considered in the deferred tax assets arising from tax loss carryforwards by EUR 4.5 million. The financial statements for 2009/2010 already contain a provision for the tax audit for 2005 to 2007 of EUR 2.1 million. The final effect on the net income after taxes for the business year 2010/2011 will be EUR 2.6 million.

No other events material to the financial position, financial performance, or cash flows of the Demag Cranes Group occurred after the balance sheet date.